Filed Pursuant to Rule 424(b)(2)
Registration No. 333-159085

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee
Floating Rate Senior Notes Due 2014	$250,000,000	$29,025	(1)
2.125% Senior Notes Due 2014	$750,000,000	$87,075	(1)
3.150% Senior Notes Due 2016	$750,000,000	$87,075	(1)
4.750% Senior Notes Due 2021	$1,250,000,000	$145,125	(1)

(1)	The filing fee of $348,300 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To prospectus dated May 8, 2009)

Capital One Financial Corporation

$250,000,000 Floating Rate Senior Notes Due 2014

$750,000,000  2.125% Senior Notes Due 2014

$750,000,000  3.150% Senior Notes Due 2016

$1,250,000,000  4.750% Senior Notes Due 2021

We will pay interest on the floating rate senior notes due 2014, which we refer to as the floating rate notes in this prospectus supplement, at a rate equal to the then applicable U.S. dollar LIBOR rate plus 1.15% quarterly on October 15, January 15, April 15 and July 15 of each year. We will make the first interest payment on October 15, 2011. The floating rate notes will mature on July 15, 2014. The rate of interest on the floating rate notes will reset quarterly, as described herein.

We will pay interest on each of the 2.125% senior notes due 2014, the 3.150% senior notes due 2016 and the 4.750% senior notes due 2021, which we refer to collectively as the fixed rate notes in this prospectus supplement, semi-annually on January 15 and July 15 of each year. We will make the first interest payment on the fixed rate notes on January 15, 2012. The 2.125% notes will mature on July 15, 2014. The 3.150% notes will mature on July 15, 2016. The 4.750% notes will mature on July 15, 2021. We refer to the fixed rate notes and the floating rate notes together as the notes in this prospectus supplement.

The notes are being offered to finance in part our pending acquisition of ING Direct. If we do not consummate the ING Direct acquisition on or prior to June 30, 2012, or if the purchase and sale agreement governing the ING Direct acquisition is terminated at any time prior to that date, we will be required to redeem all of the notes offered hereby at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, as the case may be, excluding the special mandatory redemption date.

The notes will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness that may be outstanding from time to time. We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000. There is no sinking fund for the notes. The notes will not be listed on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

	Price to Public		Underwriting Commissions	Proceeds to Capital One
Per Floating Rate Note	100	%(1)	0.25%	99.75%
Floating Rate Senior Notes Total	$250,000,000	(1)	$625,000	$249,375,000
Per 2.125% Note	99.945	%(1)	0.25%	99.695%
2.125% Senior Notes Total	$749,587,500	(1)	$1,875,000	$747,712,500
Per 3.150% Note	99.749	%(1)	0.35%	99.399%
3.150% Senior Notes Total	$748,117,500	(1)	$2,625,000	$745,492,500
Per 4.750% Note	99.537	%(1)	0.45%	99.087%
4.750% Senior Notes Total	$1,244,212,500	(1)	$5,625,000	$1,238,587,500

Total	$2,991,917,500		$10,750,000	$2,981,167,500

(1)	Your purchase price will also include interest accrued, if any, on the notes since July 19, 2011.

Delivery of the notes in book-entry form only will be made through the facilities of The Depository Trust Company and its participants, including Euroclear System and Clearstream Banking, S.A., on or about July 19, 2011.

Joint Bookrunners

Barclays Capital	Citi	Morgan Stanley

Credit Suisse	Goldman, Sachs & Co.	RBS	Wells Fargo Securities

Co-Managers

Ramirez & Co., Inc.	Sandler O’Neill + Partners, L.P.	Siebert Capital Markets	The Williams Capital Group, L.P.

The date of this prospectus supplement is July 14, 2011

Prospectus Supplement

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two separate documents: (1) this prospectus supplement, which describes the specific terms of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the notes that are being offered by this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page S-38 of this prospectus supplement and page 2 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless the context requires otherwise, references to “Capital One,” “we,” “our” or “us” in this prospectus supplement refer to Capital One Financial Corporation, a Delaware corporation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include information relating to our future earnings per share, growth in loans outstanding, product mix, segment growth, revenue margin, funding costs, operations costs, employment growth, marketing expense, delinquencies and charge-offs, statements about the projected impact, benefits, risks and timing of the acquisition by Capital One of ING Direct (as defined below), which we refer to as the ING Direct acquisition in this prospectus supplement, financial and operating results, our plans, objectives, expectations and intentions and other statements that are not historical facts. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate,” “will” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•

general economic and business conditions in the U.S., the U.K., Canada, or our local markets, including conditions affecting employment levels, interest rates, consumer income and confidence, spending and savings that may affect consumer bankruptcies, defaults, charge-offs, and deposit activity;

•	an increase or decrease in credit losses (including increases due to a worsening of general economic conditions in the credit environment);

•	financial, legal, regulatory, tax or accounting changes or actions, including the impact of the Dodd-Frank Act and the regulations promulgated thereunder;

•	the possibility that regulatory and other approvals and conditions to the ING Direct acquisition are not received or satisfied on a timely basis or at all;

•	the possibility that modifications to the terms of the ING Direct acquisition may be required in order to obtain or satisfy such approvals or conditions;

•	changes in the anticipated timing for closing the ING Direct acquisition;

•	difficulties and delays in integrating Capital One’s and ING Direct’s businesses or fully realizing projected cost savings and other projected benefits of the ING Direct acquisition;

•	business disruption during the pendency of or following the ING Direct acquisition;

•	the inability to sustain revenue and earnings growth;

•	diversion of management time on acquisition-related issues;

•	reputational risks and the reaction of customers and counterparties to our acquisitions;

•	changes in asset quality and credit risk as a result of the ING Direct acquisition;

•	developments, changes or actions relating to any litigation matter involving us;

•	increases or decreases in interest rates;

•	our ability to access the capital markets at attractive rates and terms to capitalize and fund our operations and future growth;

•	the success of our marketing efforts in attracting and retaining customers;

•

increases or decreases in our aggregate loan balances or the number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses we incur and attrition of loan balances;

•

the level of future repurchase or indemnification requests we may receive, the actual future performance of mortgage loans relating to such requests, the success rates of claimants against us, any developments in litigation and the actual recoveries we may make on any collateral relating to claims against us;

•	the amount and rate of deposit growth;

•	changes in the reputation of or expectations regarding the financial services industry or us with respect to practices, products or financial condition;

•	any significant disruption in our operations or technology platform;

•	our ability to maintain a compliance infrastructure suitable for our size and complexity;

•	our ability to control costs;

•	the amount of, and rate of growth in, our expenses as our business develops or changes or as it expands into new market areas;

•	our ability to execute on our strategic and operational plans;

•	any significant disruption of, or loss of public confidence in, the United States Mail service affecting our response rates and consumer payments;

•	our ability to recruit and retain experienced personnel to assist in the management and operations of new products and services;

•	changes in the labor and employment markets;

•	the risk that cost savings and any other synergies from any of our acquisitions may not be fully realized or may take longer to realize than expected;

•	fraud or misconduct by our customers, employees or business partners; and

•	competition from providers of products and services that compete with our businesses.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind the risks, uncertainties, and other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference. See the factors set forth under the caption “Risk Factors” below and in any other documents incorporated or deemed to be incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2010 and our Current Report on Form 8-K filed on July 13, 2011, for additional information that you should consider carefully in evaluating these forward-looking statements.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Forward-looking statements speak only as of the date that they are made, and except as required by law we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the offering of the notes. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the notes as well as other considerations that are important to you in making a decision to invest in the notes. You should pay special attention to the “Risk Factors” beginning on page S-8 of this prospectus supplement, and the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Current Report on Form 8-K filed on July 13, 2011, to determine whether an investment in the notes is appropriate for you. This prospectus supplement includes forward-looking statements that involve risks and uncertainties.

Capital One

We are a diversified banking corporation whose principal subsidiaries, Capital One, N.A., and Capital One Bank (USA), N.A., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. For more information on Capital One, see the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000).

Recent Developments

During the past several years, we have explored opportunities to acquire financial services companies and financial assets and enter into strategic partnerships as part of our growth strategy. For example, in June 2011, we announced the ING Direct acquisition as described below. In addition, we acquired the credit card loan portfolios of, and entered into credit card partnership agreements with, Kohl’s Corp., Sony Corporation and Hudson’s Bay Company during the past two years, and we acquired Chevy Chase Bank in February 2009. We continue to evaluate and anticipate engaging in additional strategic partnerships and selected acquisitions of financial institutions and other financial assets, including credit card and other loan portfolios. We may issue common stock or debt in connection with future acquisitions, including in public offerings, to fund such acquisitions.

Acquisition of ING Direct

On June 16, 2011, we entered into a purchase and sale agreement with ING Groep N.V., ING Bank N.V., ING Direct N.V., ING Direct Bancorp, collectively, the Sellers, under which we will acquire substantially all of the Sellers’ ING Direct business in the United States in exchange for $6.2 billion in cash and approximately 55.9 million shares of our common stock, subject to certain adjustments described in the purchase and sale agreement, valued at $2.9 billion based on a share price of $52.55, the 10-day average of our common stock closing prices for the period ended July 8, 2011. We will effect the transaction through (i) the acquisition of the equity interests of ING Bank, fsb, (ii) the acquisition of the equity interests of each of WS Realty, LLC and ING Direct Community Development LLC and (iii) the acquisition of certain assets and the assumption of certain liabilities of ING Direct Bancorp. References in this prospectus supplement to “ING Direct” or the “ING Direct business” are intended to refer to the businesses and assets purchased pursuant to the purchase and sale agreement.

We expect to use the net proceeds of this offering, along with cash sourced from current liquidity and the proceeds from the Common Stock Offering (as defined below), to fund the $6.2 billion in cash consideration payable in connection with the ING Direct acquisition. Our board of directors and the boards of directors of the Sellers have unanimously approved the ING Direct acquisition, which is expected to close in late 2011 or early 2012.

At the closing of the ING Direct acquisition, we and one or more of the Sellers will enter into a shareholders agreement, pursuant to which the Sellers will have the right to designate one nominee to serve on our Board of Directors until the earlier of (i) the one year anniversary of the closing or (ii) the sale by the Sellers of more than 33% of the shares of our common stock issued to them at closing. In addition, the shareholders’ agreement contains a customary lock-up on the Sellers’ shares, which restricts the Sellers from transferring any shares of our common stock issued to them at closing until the later of 90 days following the closing and 180 days following the date of this prospectus supplement. The ING Direct acquisition is subject to customary closing conditions, including certain customary regulatory approvals, including banking approvals in both the United States and The Netherlands. In certain circumstances set forth in the purchase and sale agreement, if the ING Direct acquisition is not consummated or the agreement is terminated, we may be obligated to pay the Sellers a termination fee of $270 million. This offering is not conditioned on the closing of the ING Direct acquisition, and we cannot assure you that the ING Direct acquisition will be completed.

Common Stock Offering

On July 14, 2011, we entered into forward sale agreements with each of Barclays Capital Inc. and Morgan Stanley & Co. LLC or their respective affiliates, which we refer to as the forward purchasers. The forward purchasers are, at our request, borrowing from third parties and selling 40,000,000 shares of our common stock (par value $0.01 per share) in a public offering (the “Common Stock Offering”) through certain underwriters. We will not initially receive any proceeds from the sale of the borrowed shares of our common stock. We will settle the forward sale agreements on a date or dates specified by us within approximately seven months of July 14, 2011. We generally will settle the forward sale agreements entirely by the physical delivery of shares of common stock for a cash purchase price unless, subject to certain conditions, we elect cash or net share settlement for all or a portion of our obligations under the forward sale agreements. If we settle the forward sale agreements entirely by the physical delivery of shares of our common stock based on the initial forward sale price of $48.50, we expect to receive net proceeds, after underwriting discounts and commissions, of approximately $1,940,000,000. We also have granted the underwriters a 30-day option to purchase up to 6,000,000 shares of our common stock from us, which, if exercised in full, will result in net proceeds, after underwriting discounts and commissions, of approximately $291,000,000. The shares purchased pursuant to such option will not be subject to the forward sale agreements.

Preliminary Unaudited Pro Forma Condensed Combined Financial Information

This prospectus supplement contains certain preliminary unaudited pro forma condensed combined financial information intended to present how the combined financial statements of Capital One and ING Direct may have appeared had the businesses actually been combined at the beginning of the periods presented. Such information is provided for illustrative purposes only and is derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes of Capital One and ING Bank, fsb, each of which are incorporated into this document by reference. See “Preliminary Unaudited Pro Forma Condensed Combined Financial Information.”

The Offering

Issuer:	Capital One Financial Corporation

Securities Offered:	$250,000,000 aggregate principal amount of floating rate senior notes due 2014.

$750,000,000 aggregate principal amount of 2.125% senior notes due 2014.

$750,000,000 aggregate principal amount of 3.150% senior notes due 2016.

$1,250,000,000 aggregate principal amount of 4.750% senior notes due 2021.

Maturity Date:	The floating rate notes will mature on July 15, 2014.

The 2.125% notes will mature on July 15, 2014.

The 3.150% notes will mature on July 15, 2016.

The 4.750% notes will mature on July 15, 2021.

Interest Payment Dates:	The floating rate notes will bear interest from the original issuance date at a rate equal to the then applicable U.S. dollar LIBOR rate plus 1.15%. The rate of interest on the floating rate notes will be reset quarterly. We will pay interest on the floating rate notes quarterly in arrears each January 15, April 15, July 15 and October 15. We will make the first interest payment on October 15, 2011.

The 2.125% notes will bear interest at the rate of 2.125% per year from the original issuance date. The 3.150% notes will bear interest at the rate of 3.150% per year from the original issuance date. The 4.750% notes will bear interest at the rate of 4.750% per year from the original issuance date. We will pay interest on each series of fixed rate notes semi-annually in arrears each January 15 and July 15. We will make the first interest payment on January 15, 2012.

Use of Proceeds:	We expect to use the net proceeds of this offering, along with cash sourced from current liquidity and the proceeds from the Common Stock Offering, to fund the $6.2 billion in cash consideration payable in connection with the ING Direct acquisition. This offering is not conditioned on the closing of the ING Direct acquisition and we cannot assure you that the ING Direct acquisition will be completed.

Ranking:	The notes are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness.

Special Mandatory Redemption:	If we do not consummate the ING Direct acquisition on or prior to June 30, 2012, or if the purchase and sale agreement governing the ING Direct acquisition is terminated at any time prior to such date, we must redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, as the case may be, to but excluding the special mandatory redemption date. See “Risk Factors — If we do not complete the ING Direct acquisition within the timeframes set out in the notes, we will be required to redeem the notes, and as a result, you may not obtain your expected return on the notes” and “Description of the Notes — Special Mandatory Redemption.”

Listing:	The notes will not be listed on any securities exchange.

RISK FACTORS

Investing in the notes involves risks, including the risks described below that are specific to the notes and those that could affect us and our business. You should not purchase notes unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any notes, you should consider carefully the risks and the other information in this prospectus supplement and the accompanying prospectus and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010.

Risks relating to ING Direct

ING Direct, as a company that conducts banking operations and provides financial products, is subject to operating and other risks, including as discussed in risk factors that were prepared by ING Bank, fsb, included in our Current Report on Form 8-K filed on July 13, 2011, and incorporated by reference into this prospectus supplement. You should consider these risks before purchasing our common stock. Following the completion of the ING Direct acquisition, we expect that the financial performance and results of operations of ING Bank, fsb, and the combined company will continue to be subject to the risks and uncertainties described in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010.

Risks relating to the proposed ING Direct acquisition and other acquisitions

We may grow through future acquisitions, which could adversely affect our results of operations or result in dilution of our common stockholders.

During the past several years, we have explored opportunities to acquire financial services companies and financial assets and enter into strategic partnerships as part of our growth strategy. For example, as described under “Summary — Recent Developments,” we announced the ING Direct acquisition in June 2011. In addition, we acquired the credit card loan portfolios of, and entered into credit card partnership agreements with, Kohl’s Corp., Sony Corporation and Hudson’s Bay Company during the past two years, and we acquired Chevy Chase Bank in February 2009. We continue to evaluate and anticipate engaging in additional strategic partnerships and selected acquisitions of financial institutions and other financial assets, including credit card and other loan portfolios.

Any acquisitions we undertake will entail certain risks, which may materially and adversely affect our results of operations. These risks include the risk that we may incorrectly assess the asset quality and value of the particular assets or institutions we acquire and we may be unable to profitably deploy any assets we acquire in an acquisition. Our acquisitions also may involve our entry into new businesses and new geographic or other markets which present risks resulting from our relative inexperience in these new areas or these new businesses. These new businesses change the overall character of our consolidated portfolio of businesses and could react differently to economic and other external factors. We face the risk that we will not be successful in these new businesses or in these new markets. We also cannot assure you that we will identify or acquire suitable financial assets or institutions to supplement our organic growth through acquisitions or strategic partnerships.

Any future acquisitions may be subject to regulatory approval, which will require review of our resulting financial condition, our ability to manage our resulting size, competitive considerations and our service to the community. We cannot assure you that we will receive regulatory approval.

We may issue common stock or debt in connection with future acquisitions, including in public offerings to fund such acquisitions or to provide adequate capital for the additional assets acquired. Issuances of our common stock, whether as consideration for such acquisitions or to raise necessary funds or capital, may have a dilutive effect on earnings per share and our common stockholders’ equity.

It may be difficult to integrate businesses we acquire, including ING Direct, and we may fail to realize all of the anticipated benefits of the ING Direct acquisition and any strategic partnerships, mergers or acquisitions.

If we experience greater than anticipated costs to integrate acquired businesses into our existing operations or are not able to achieve the anticipated benefits of the ING Direct acquisition or other strategic partnerships, mergers or acquisitions, including cost savings and other synergies, our business could be negatively affected. In addition, it is possible that the ongoing integration processes could result in the loss of key employees, errors or delays in systems implementation, the disruption of our ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger or acquisition. Integration efforts also may divert management attention and resources. These integration matters may have an adverse effect on us during any transition period.

We have made certain assumptions relating to the ING Direct acquisition which may prove to be materially inaccurate.

We have made certain assumptions relating to the ING Direct acquisition, which assumptions may be inaccurate, including as the result of the failure to realize the expected benefits of the ING Direct acquisition, higher than expected transaction and integration costs and unknown liabilities as well as general economic and business conditions that adversely affect the combined company following the ING Direct acquisition. These assumptions relate to numerous matters, including:

•	projections of ING Direct’s future net income and our earnings per share;

•	our ability to issue equity and debt to complete the ING Direct acquisition;

•	our expected capital structure and capital ratios after the ING Direct acquisition;

•	projections as to the amount of future loan losses in ING Direct’s portfolios;

•	the amount of goodwill and intangibles that will result from the ING Direct acquisition;

•	certain other purchase accounting adjustments that we expect will be recorded in our financial statements in connection with the ING Direct acquisition;

•	cost, deposit, cross-selling and balance sheet synergies;

•	acquisition costs, including restructuring charges and transaction costs;

•	our ability to maintain, develop and deepen relationships with customers of ING Direct;

•	our ability to grow ING Direct’s customer deposits and manage ING Direct’s mortgage portfolio; and

•	other financial and strategic risks of the ING Direct acquisition.

This offering is not conditioned upon the closing of the ING Direct acquisition, and we cannot assure you that the ING Direct acquisition will be completed.

In June 2011, we signed a purchase and sale agreement under which we would acquire ING Direct in a stock and cash transaction. We expect the ING Direct acquisition to close by late 2011 or early 2012, subject to customary closing conditions, including certain governmental clearances and approvals, including banking approvals in both the U.S. and The Netherlands. This offering is not conditioned on the closing of the ING Direct acquisition, and we cannot assure you that the ING Direct acquisition will be completed.

In order to complete the ING Direct acquisition, we and ING Direct must obtain certain governmental approvals, and if such approvals are not granted or are granted with conditions that become applicable to the parties, the completion of the ING Direct acquisition may be jeopardized or the anticipated benefits of the ING Direct acquisition could be reduced.

The purchase and sale agreement for the ING Direct acquisition is subject to a number of conditions which must be fulfilled in order to complete the ING Direct acquisition, including receipt of banking approvals in both the U.S. and The Netherlands and certain other governmental clearances and approvals. We cannot assure you as to whether or when these approvals will be obtained. In addition, the governmental authorities from which these approvals are required have broad discretion in administering the governing regulations. As a condition to approval of the ING Direct acquisition, these governmental authorities may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of our or ING Direct’s business after the completion of the ING Direct acquisition. If such approvals are not granted or are granted with conditions that become applicable to the parties, the completion of the ING Direct acquisition may be jeopardized or the anticipated benefits of the ING Direct acquisition could be reduced.

Failure to complete the ING Direct acquisition in certain circumstances could require us to pay a termination fee.

If the purchase and sale agreement is terminated under certain circumstances, we would be obligated to pay a $270 million termination fee to ING Groep. Payment of the termination fee could materially adversely affect our results of operations or financial condition.

Risks relating to the offering

The notes are our obligations and not obligations of our subsidiaries and will be effectively subordinated to the claims of our subsidiaries’ creditors.

The notes are exclusively our obligations and not those of our subsidiaries. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us would be subject to regulatory or contractual restrictions. Payments to us by our subsidiaries also will be contingent upon those subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and, therefore, the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including senior and subordinated debtholders and general trade creditors. In the event of any such distribution of assets of our bank subsidiaries, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the notes. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

If we do not complete the ING Direct acquisition within the timeframes set out in the notes, we will be required to redeem the notes, and as a result, you may not obtain your expected return on the notes.

Our ability to consummate the ING Direct acquisition is subject to various closing conditions, many of which are beyond our control, and we may not be able to consummate the ING Direct acquisition prior to

June 30, 2012, the timeframe specified under “Description of the Notes — Special Mandatory Redemption.” If we are not able to consummate the ING Direct acquisition on or prior to June 30, 2012, or if the purchase and sale agreement is terminated at any time on or prior to that date, we will be required to redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the special mandatory redemption date. However, there is no escrow account or security interest for the benefit of the noteholders, and it is possible that we will not have sufficient financial resources available to satisfy our obligations to redeem the notes. In addition, even if we are able to redeem the notes pursuant to the special mandatory redemption provisions, you may not obtain your expected return on such notes and may not be able to reinvest the proceeds from a special mandatory redemption in an investment that results in a comparable return. You will have no rights under the special mandatory redemption provisions as long as the ING Direct acquisition closes, nor will you have any right to require us to repurchase your notes if, between the closing of the notes offering and the closing of the ING Direct acquisition, we experience any changes in our business or financial condition, or if the terms of the acquisition or the financing thereof change.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to combined fixed charges for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Ratio of earnings to combined fixed charges:
Including interest expense on deposits	3.39	2.42	2.51	1.47	1.16	1.85	2.19
Excluding interest expense on deposits	6.12	3.82	4.05	2.58	1.43	3.33	3.90

The ratio of earnings to combined fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest less equity in undistributed income of unconsolidated subsidiaries, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative of interest expense.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes will be approximately $2.98 billion after deducting underwriting commissions and our estimated expenses of the offering.

We expect to use the net proceeds of this offering, along with cash sourced from current liquidity and the proceeds from the Common Stock Offering, to fund the $6.2 billion in cash consideration payable in connection with the ING Direct acquisition. This offering is not conditioned on the closing of the ING Direct acquisition, and we cannot assure you that the ING Direct acquisition will be completed.

In the event we do not consummate the ING Direct acquisition on or prior to June 30, 2012, or if the purchase and sale agreement governing the ING Direct acquisition is terminated at any time prior to such date, the notes will be subject to a special mandatory redemption. See “Description of the Notes—Special Mandatory Redemption.”

PRELIMINARY UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

The preliminary unaudited pro forma condensed combined financial information and explanatory notes below present how the combined balance sheet of Capital One, ING Bank, fsb and Other Assets and Liabilities acquired, primarily real estate, may have appeared had the businesses actually been combined as of March 31, 2011, and the combined income statement may have appeared for the three months ended March 31, 2011, and for the year ended December 31, 2010, assuming the ING Direct acquisition was completed on January 1, 2010. The preliminary unaudited pro forma condensed combined financial information shows the impact of the ING Direct acquisition on the combined balance sheets and the combined statements of income under the acquisition method of accounting with Capital One treated as the acquirer. Under this method of accounting, the assets and liabilities of ING Direct are recorded by Capital One at their estimated fair values as of the date the ING Direct acquisition is completed.

We anticipate that the ING Direct acquisition will provide us with financial benefits such as possible expense efficiencies and revenue enhancements, but we cannot assure you that such benefits will actually be achieved. These benefits have not been reflected in the preliminary unaudited pro forma condensed combined financial information. As required, the preliminary unaudited pro forma condensed combined financial information includes adjustments which give effect to events that are directly attributable to the ING Direct acquisition and factually supportable; as such, any planned adjustments affecting the balance sheet, income statement or shares of common stock outstanding subsequent to the assumed acquisition completion date are not included. Upon consummation of the ING Direct acquisition, we will review ING Direct’s accounting policies to determine if it may be necessary to harmonize any differences between those policies and our policies. The preliminary unaudited pro forma condensed combined financial information does not adjust for any differences in accounting policies between those of Capital One and ING Direct.

The preliminary unaudited pro forma condensed combined financial information is presented for illustrative purposes only and addresses a hypothetical situation. The preliminary unaudited pro forma condensed combined financial information is based on currently available information and a number of assumptions, estimates and adjustments as described in the accompanying notes.

In addition, as explained in more detail in the accompanying notes to the preliminary unaudited pro forma condensed combined financial information, the amounts reflected in the preliminary unaudited pro forma condensed combined financial information are subject to adjustment. The preliminary unaudited pro forma business combination adjustments for the ING Direct acquisition will vary from the actual business combination adjustments that will be recorded upon the completion of the ING Direct acquisition based upon changes in the estimated fair value of the assets and liabilities acquired from ING Direct until the closing date of the ING Direct acquisition. In addition, subsequent to the ING Direct acquisition closing date, we may make further refinements of the business combination adjustments as additional information becomes available.

The preliminary unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Capital One and the historical consolidated financial statements and related notes of ING Bank, fsb included in our Current Report on Form 8-K filed on July 13, 2011, each of which are incorporated into this prospectus supplement by reference. The preliminary unaudited pro forma condensed combined financial information presented in this document is not necessarily indicative of the combined financial position that would have resulted had the ING Direct acquisition been completed at the beginning of the applicable periods presented, nor is it indicative of the future financial position of the combined company.

The following preliminary unaudited pro forma condensed combined balance sheet as of March 31, 2011, combines the March 31, 2011 historical balance sheets of Capital One and ING Direct assuming the companies had been combined on March 31, 2011, on an acquisition method of accounting.

PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2011

(In Millions)

	Capital One	ING Bank, fsb	Other Assets & Liabilities		Pro Forma Adjustments				Capital One and ING Direct Combined
Assets:
Cash and due from banks	$2,028	$3	$			$(500)	(A	)	$1,531
Interest-bearing deposits with banks	5,397	3,823				13,826	(L	)	23,046
Federal funds sold and securities purchased under agreements to resell	546								546

Cash and cash equivalents	7,971	3,826				13,326			25,123
Restricted cash for securitization investors	2,556								2,556
Securities available for sale, at fair value	41,566	28,711							70,277
Securities held to maturity		843							843
Securities trading, at fair value		2							2
Notes receivable		14,178				(14,178)	(L	)	0
Loans held for investment:
Unsecuritized loans held for investment, at amortized cost	75,184	41,422		2		(2,438)	(B	)	114,170
Restricted loans for securitization investors	48,908								48,908

Total loans held for investment	124,092	41,422		2		(2,438)			163,078
Less: Allowance for loan and lease losses	(5,067)	(428)				428	(B	)	(5,067)

Net loans held for investment	119,025	40,994		2		(2,010)			158,011
Loans held for sale, at lower-of-cost-or-fair value	117								117
Accounts receivable from securitizations	112								112
Premises and equipment, net	2,739	85		34		(18)	(K	)	2,840
Interest receivable	1,025	247				(124)	(K	)	1,148
Goodwill	13,597	120				1,346	(C	)	15,063
Core deposit intangibles	605					455	(D	)	1,060
Other identifiable intangibles	154	72				169	(D	)	395
Other	9,833	3,134		(23)		566	(F	)	13,572
						(18)	(K	)
						(83)	(L	)
						141	(L	)
						22	(N	)

Total assets	$199,300	$92,212		$13		$(406)			$291,119

Liabilities:
Interest payable	$411	$7	$		$				$418
Customer deposits:
Non-interest bearing deposits	16,349								16,349
Interest bearing deposits	109,097	81,625		(7)		5	(E	)	190,720

Total customer deposits	125,446	81,625		(7)		5			207,069
Securitized debt obligations	24,506								24,506
Other debt:
Federal funds purchased and securities loaned or sold under agreements to repurchase	1,970	750							2,720
Senior and subordinated notes	8,545					3,700	(A	)	12,245
Other borrowings	4,776			6		5	(E	)	4,787

Total other debt	15,291	750		6		3,705			19,752
Other liabilities	6,096	834		(20)		(51)	(L	)	6,924
						5	(E	)
						60	(N	)

Total liabilities	171,750	83,216		(21)		3,724			258,669

Stockholders’ equity:
Common stock	5								5
Paid-in capital, net	19,141	9,642				2,000	(A	)	24,079
						(9,642)	(G	)
						2,938	(G	)
Retained earnings / accumulated deficit	11,399	(414)		34		380	(G	)	11,361
						(38)	(N	)
Accumulated other comprehensive income (loss)	245	(232)				232	(G	)	245
Less: Treasury stock, at cost	(3,240)								(3,240)

Total stockholders’ equity	27,550	8,996		34		(4,130)			32,450

Total liabilities and stockholders’ equity	$199,300	$92,212		$13		$(406)			$291,119

The following preliminary unaudited pro forma condensed combined income statement for the three months ended March 31, 2011, combines the historical income statements of Capital One and ING Direct assuming the companies had been combined on January 1, 2010.

PRELIMINARY UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF INCOME

For the three months ended March 31, 2011

(In Millions, Except Per Share Data)

	Capital One	ING Bank, fsb	Other Assets & Liabilities		Pro Forma Adjustments			Capital One and ING Direct Combined
Interest income:
Loans held for investment, including past-due fees	$3,417	$424	$		$60	(B	)	$3,901
Investments & notes receivable	316	197			(13)	(L	)	500
Other	19	1						20

Total interest income	3,752	622			47			4,421

Interest expense:
Deposits	322	214						536
Securitized debt obligations	140							140
Senior and subordinated notes	64							64
Other borrowings	86	12			33	(A	)	131

Total interest expense	612	226			33			871

Net interest income	3,140	396			14			3,550
Provision for loan and lease losses	534	116			(116)	(B	)	534

Net interest income after provision for loan and lease losses	2,606	280			130			3,016

Non-interest income:
Servicing and securitizations	11							11
Service charges and other customer-related fees	525	22						547
Interchange fees	320	4						324
Total other-than-temporary losses	(23)	(21)			21	(M	)	(23)
Less: Non-credit component of other-than-temporary losses recorded in AOCI	20	2			(2)	(M	)	20

Net other-than-temporary impairment losses recognized in earnings	(3)	(19)			19			(3)
Other	89	1		1				91

Total non-interest income	942	8		1	19			970

Non-interest expense:
Salaries and associate benefits	741	60						801
Marketing	276	26						302
Communications and data processing	164	5						169
Supplies and equipment	135	1						136
Occupancy	119	6						125
Other	727	89			(2)	(H	)	848
					34	(D	)

Total non-interest expense	2,162	187			32			2,381

Income from continuing operations before income taxes	1,386	101		1	117			1,605
Income tax provision	354	41			43	(I	)	438

Net income from continuing operations, net of tax	$1,032	$60		$1	$74			$1,167

Basic earnings per common share:
Net income per basic common share	$2.27							$2.13

Diluted earnings per common share:
Net income per diluted common share	$2.24							$2.11

Dividends paid per common share	$0.05							$0.04

Basic common shares	454				94	(J	)	548

Dilutive potential common shares	460				94	(J	)	554

The following preliminary unaudited pro forma condensed combined income statement for the year ended December 31, 2010, combines the historical income statements of Capital One and ING Direct assuming the companies had been combined on January 1, 2010.

PRELIMINARY UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF INCOME

For the year ended December 31, 2010

(In Millions, Except Per Share Data)

	Capital One	ING Bank, fsb	Other Assets & Liabilities		Pro Forma Adjustments			Capital One and ING Direct Combined
Interest income:
Loans held for investment, including past-due fees	$13,934	$1,729	$		$318	(B	)	$15,981
Investments & notes receivable	1,342	942			(149)	(L	)	2,135
Other	77	6						83

Total interest income	15,353	2,677		0	169			18,199

Interest expense:
Deposits	1,465	959						2,424
Securitized debt obligations	809							809
Senior and subordinated notes	276							276
Other borrowings	346	173		1	83	(A	)	613
					10	(E	)

Total interest expense	2,896	1,132		1	93			4,122

Net interest income	12,457	1,545		(1)	76			14,077
Provision for loan and lease losses	3,907	497			(497)	(B	)	3,907

Net interest income after provision for loan and lease losses	8,550	1,048		(1)	573			10,170

Non-interest income:
Servicing and securitizations	7							7
Service charges and other customer-related fees	2,073	77						2,150
Interchange fees	1,340	15						1,355
Total other-than-temporary losses	(128)	(166)			166	(M	)	(128)
Less: Non-credit component of other-than-temporary losses recorded in AOCI	63	94			(94)	(M	)	63

Net other-than-temporary impairment losses recognized in earnings	(65)	(72)			72			(65)
Other	359	3		4				366

Total non-interest income	3,714	23		4	72			3,813

Non-interest expense:
Salaries and associate benefits	2,594	219						2,813
Marketing	958	81						1,039
Communications and data processing	693	21						714
Supplies and equipment	520	4		1				525
Occupancy	486	25						511
Other	2,683	356			(14)	(H	)	3,170
					145	(D	)

Total non-interest expense	7,934	706		1	131			8,772

Income from continuing operations before income taxes	4,330	365		2	514			5,211
Income tax provision	1,280	101			188	(I	)	1,569

Net income from continuing operations, net of tax	$3,050	$264		$2	$326			3,642

Basic earnings per common share:
Net income (loss) per basic common share	$6.74							$6.67

Diluted earnings per common share:
Net income (loss) per diluted common share	$6.68							$6.62

Dividends paid per common share	$0.20							$0.17

Basic common shares	452				94	(J	)	546

Dilutive potential common shares	456				94	(J	)	550

Note 1 — Basis of Preliminary Pro Forma Presentation

The preliminary unaudited pro forma condensed combined financial information related to the ING Direct acquisition is included as of and for the three months ended March 31, 2011, and for the year ended December 31, 2010. The historical financial statements of ING Bank, fsb and the Other Assets and Liabilities acquired have been adjusted to reflect reporting reclassifications necessary to conform to the presentation of the historical financial statements of Capital One. The preliminary unaudited pro forma condensed combined financial information reflects the application of accounting principles generally accepted in the United States of America (“US GAAP”) as of and for the three months ended March 31, 2011, and for the year ended December 31, 2010. The adoption of new or changes to existing US GAAP subsequent to the preliminary unaudited condensed combined pro forma financial statement dates may result in changes to the presentation of the preliminary unaudited pro forma condensed combined financial information, if material.

The preliminary unaudited pro forma condensed combined financial information includes estimated adjustments to record the assets and liabilities of ING Direct at their respective fair values based on management’s best estimate using the information available at this time. The pro forma adjustments may be revised as additional information becomes available and as additional analysis is performed. The final allocation of the ING Direct purchase price will be determined after the ING Direct acquisition is completed and after the completion of a final analysis to determine the fair values of ING Direct’s tangible and identifiable intangible assets and liabilities as of the closing date. The final business combination adjustments may differ materially from the pro forma adjustments presented in this document. Increases or decreases in fair value of certain balance sheet amounts and other items of ING Direct as compared to the information presented in this document may change the amount of the business combination adjustments to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield or amortization of adjusted assets and liabilities. In addition, as discussed further below in Note 2, Capital One will fund certain portions of this acquisition through the issuance of common stock. Subsequent changes in the share price of Capital One’s common stock could impact the purchase price as it relates to shares issued in conjunction with the acquisition and therefore impact goodwill.

The pro forma basic and diluted potential common shares were calculated using the actual weighted-average shares outstanding for Capital One for the periods presented, plus the incremental shares issued or expected to be issued, assuming the transactions occurred on January 1, 2010.

The preliminary unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the ING Direct acquisition been completed at the beginning of the applicable periods presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

ING Direct Acquisition

On June 16, 2011, Capital One announced a definitive agreement under which Capital One will acquire ING Direct in a stock and cash transaction. The business combination will be accounted for using the acquisition method of accounting, and accordingly, the assets acquired (including identifiable intangible assets) and liabilities assumed of ING Direct will be recognized at fair value, with goodwill determined as residual, on the date the transaction is completed.

The consideration will be paid with the issuance of approximately 55.9 million shares of Capital One’s common stock and $6.2 billion in cash consideration. The cash portion of the consideration is expected to be financed through the Common Stock Offering with the remainder from cash sourced from current liquidity and through a total of approximately $3.7 billion of debt issued prior to the close of the transaction, including the debt offered by this prospectus supplement.

Note 2 — Preliminary Pro Forma Adjustments

The preliminary unaudited pro forma condensed combined financial information for the ING Direct acquisition includes the preliminary unaudited pro forma condensed combined balance sheet as of March 31, 2011, assuming the ING Direct acquisition was completed on March 31, 2011. The preliminary unaudited pro forma condensed combined income statements for the three months ended March 31, 2011, and for the year ended December 31, 2010, were prepared assuming the ING Direct acquisition was completed on January 1, 2010.

ING Direct Acquisition Pro Forma Adjustments

The preliminary unaudited pro forma condensed combined financial information reflects the issuance of approximately 55.9 million shares of Capital One common stock and $6.2 billion in cash consideration.

A reconciliation of the excess consideration paid by Capital One over ING Direct’s net assets acquired (“goodwill”) is as follows (in millions):

Costs to acquire ING Direct:
Capital One common stock issued	$2,938	(G	)
Cash consideration paid	6,200	(A	)

Total consideration paid for ING Direct	9,138

ING Direct’s net assets at fair value:
ING Direct stockholders’ equity at March 31, 2011	9,030	(G	)
Elimination of ING Direct’s intangibles (including goodwill) and related deferred tax liability	(167)	(D	), (F)
Settlement of Note Receivable, net	(243)	(L	)
Estimated adjustments to reflect assets acquired at fair value:
Net Loans	(2,010)	(B	)
Deferred tax assets	795	(F	)
Other Assets	(160)	(K	)
Estimated adjustments to reflect liabilities assumed at fair value:
Interest-bearing deposits	(5)	(E	)
Other borrowings	(5)	(E	)
Other Liabilities	(5)	(E	)
Less: Adjusted identifiable net assets acquired	7,230

Core deposit intangibles:
Adjustment to recognize core deposit intangibles	(455)	(D	)
Adjustment to recognize deferred tax liability from core deposit intangibles	166	(F	)

Trade name:
Adjustment to recognize trade name	(50)	(D	)
Adjustment to recognize deferred tax liability from trade name	18	(F	)

Other intangibles:
Adjustment to recognize other intangibles	(191)	(D	)
Adjustment to recognize deferred tax liability from other intangibles	70	(F	)

Less: core deposit intangibles and related deferred tax liability for all intangibles	(442)

Total estimated goodwill	$1,466

(A)	Adjustment to recognize cash consideration paid to complete the ING Direct acquisition. Capital One currently expects to finance the cash portion of the consideration through the Common Stock Offering with the remainder from cash sourced from current liquidity and through a total of approximately $3.7 billion of debt issued prior to the close of the transaction, including the debt offered by this prospectus supplement. The preliminary unaudited pro forma combined income statement impact of the additional borrowings issued resulted in pre-tax increases to interest expense of $33 million and $83 million for the three months ended March 31, 2011, and the year ended December 31, 2010, respectively. The final financing of the cash portion of the transaction may differ from these preliminary adjustments. The cost of the borrowings may be significantly different based on changes in market rates and Capital One may choose to repay any such additional borrowings with cash from operations, net securities maturities or future market borrowings.
(B)	Adjustment to eliminate ING Direct’s historical allowance for loan losses and to fair value ING Direct’s loan portfolio. The accretable yield will be recognized over the estimated remaining life of the loan portfolio using the effective yield method. The adjustment reflected is based upon currently available fair value information. The preliminary unaudited pro forma combined income statement impact for recognition of the accretable yield resulted in increases to interest income of $60 million and $318 million for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively. In addition, the elimination of provision for loan losses of $116 million and $497 million for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively, is included in the pro forma unaudited income statement. The final adjustment may be significantly different.
(C)	Adjustment to eliminate historical ING Direct goodwill of $120 million and recognize goodwill of $1,466 million resulting from the ING Direct acquisition. See the reconciliation of the excess consideration paid by Capital One over ING Direct’s net assets acquired above for more information.
(D)	Adjustment to eliminate ING Direct’s other identified intangibles of $72 million, recognize core deposit intangibles and other identifiable intangibles of $455 million and $241 million, respectively, and the related preliminary unaudited pro forma combined income statement impact resulting from the ING Direct acquisition. The preliminary unaudited pro forma combined income statement impact for the adjustment resulted in increases to other non-interest expense of $34 million and $145 million for the intangibles amortization for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively. The final adjustment may be significantly different. See Note 3 — Core Deposit Intangibles for more information.
(E)	Adjustment to fair value ING Direct’s interest-bearing deposits of $5 million, other borrowings of $5 million, and other liabilities of $5 million. The entire adjustment will be recognized in the year ended December 31, 2010 using the effective yield method. The final adjustments may be significantly different.
(F)	Adjustment to eliminate ING Direct’s historical deferred tax liability of $25 million and recognize net deferred tax assets of $541 million resulting from the fair value adjustments.
(G)	Adjustment to eliminate ING Direct’s historical stockholders’ equity. The ING Direct acquisition will result in the issuance of approximately 55.9 million shares of Capital One common stock, in addition to the cash consideration discussed in preliminary pro forma adjustment A. The issuance of Capital One common stock is recognized in the preliminary unaudited pro forma balance sheet at a value of $52.55 per share, which was the 10-day average closing price of Capital One common stock on the NYSE for the period ended July 8, 2011, which results in an increase to Capital One’s total stockholders’ equity of $2.9 billion. Subsequent changes on the price of our common stock could impact the total purchase price and therefore impact the pro forma goodwill presented. For more detail of the structure of the transaction, see “Note 1 — Basis of Preliminary Pro Forma Presentation.” The final adjustment may be significantly different.
(H)	Adjustment to eliminate $2 million and $14 million of amortization for intangible assets recorded on ING Direct’s historical income statement for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively.
(I)	Adjustment to record the net tax effect of the preliminary unaudited pro forma adjustments using the effective tax rate of 36.5%. The final adjustment may be significantly different.
(J)	The pro forma basic and diluted potential common shares for the incremental shares issued in connection with the ING Direct acquisition, assuming the transaction occurred at the beginning of the periods presented.

(K)	Adjustment to accrued interest receivable of $124 million, fixed assets of $18 million, and other real estate owned assets (OREO) of $18 million resulting from the fair value adjustments. The subsequent depreciation expense does not have a material impact on the preliminary unaudited pro forma combined income statement for the three months ended March 31, 2011, and the year ended December 31, 2010, respectively.
(L)	Adjustments to reflect the settlement of the note receivable associated with the Illiquid Assets Back-Up Facility (Facility). The Facility was entered into by the parent of ING Direct and the Dutch Government. As a condition to the business combination, the parent of ING Direct will settle the note receivable with cash of $13.8 billion. This adjustment shows the impact of this transaction and is reflected in the determination of goodwill as the transaction will be completed prior to consummation of the acquisition. Includes income statement adjustments for interest income on the note receivable of $13 million and $149 million for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively. Includes adjustments of $83 million, $141 million and $51 million for prepaid assets, deferred tax assets and other liabilities, respectively, related to the Facility.
(M)	Adjustment to reflect the elimination of the other than temporary losses on available for sale securities owned by ING Bank, fsb.
(N)	Adjustment for direct incremental cost associated with the acquisition and related tax impact.

Note 3 — ING Direct Core Deposit Intangibles

The pro forma business combination adjustments include the establishment of core deposit intangibles of $455 million as of March 31, 2011. The $455 million was based on a preliminary valuation by an independent third party using a combination of ING Direct specific deposit information and industry specific benchmarks. A final analysis and valuation of the core deposit intangibles will be performed with the assistance of the independent third party upon completion of the ING Direct acquisition. The amortization of the core deposit intangibles resulting from the ING Direct acquisition in the pro forma statement of income for the three months ended March 31, 2011, and the year ended December 31, 2010, was assumed to be over a 10-year period using an accelerated amortization method.

The following table summarizes the amortization of the core deposit intangibles made in connection with the ING Direct acquisition at a statutory annual tax rate of 36.5% (in millions):

	Gross Amortization	Net After-Tax Impact
Year 1	$86	$54
Year 2	77	49
Year 3	68	43
Year 4	59	37
Year 5	50	32
Year 6 and thereafter	115	74

Total	$455	$289

DESCRIPTION OF THE NOTES

The following is a description of the particular terms of the notes offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus under “Description of Debt Securities.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement. The following description is qualified in its entirety by reference to the provisions of the senior indenture dated as of November 1, 1996, between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as indenture trustee, which we refer to as the senior indenture. A copy of the senior indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms not defined in this section have the meanings assigned to such terms in the accompanying prospectus or in the senior indenture.

General

The floating rate notes and each series of fixed rate notes offered hereby each constitute a separate series of senior debt securities described in the accompanying prospectus to be issued under the senior indenture. The notes will be our direct, unsecured obligations.

The floating rate notes are initially offered in the principal amount of $250,000,000, the 2.125% notes are initially offered in the principal amount of $750,000,000, the 3.150% notes are initially offered in the principal amount of $750,000,000 and the 4.750% notes are initially offered in the principal amount of $1,250,000,000. We may, without the consent of existing holders, increase the principal amount of the notes by issuing more notes in the future, on the same terms and conditions (other than the issue date and possibly the price to the public) and with the same CUSIP number, in each case, as the floating rate notes and the fixed rate notes being offered by this prospectus supplement. We do not plan to inform existing holders if we reopen any series of notes to issue and sell additional notes in the future.

Payments

Floating Rate Notes

The floating rate notes will mature on July 15, 2014. The floating rate notes will bear interest from July 19, 2011 to, but excluding, October 15, 2011 at a rate per annum equal to the initial interest rate and thereafter at an interest rate that will be reset as described below to a rate per annum equal to LIBOR (as defined below) plus 1.15% per annum. The initial interest rate will be equal to LIBOR plus 1.15% per annum as determined by the calculation agent as described below. We will pay interest on the floating rate notes quarterly in arrears on each January 15, April 15, July 15 and October 15. We will make the first interest payment on October 15, 2011.

The rate of interest on the floating rate notes will be reset quarterly (the interest reset period and the first day of each interest reset period will be an interest reset date). The interest reset dates will be January 15, April 15, July 15 and October 15 of each year; provided that the interest rate in effect from July 19, 2011 to but excluding the first interest reset date will be the initial interest rate. If any interest reset date falls on a day that is not a business day, the interest reset date will be postponed to the next day that is a business day.

The calculation agent for the floating rate notes is The Bank of New York Mellon Trust Company, N.A., which we refer to as the calculation agent. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date.

The calculation agent will determine the initial interest rate for the floating rate notes on the second London banking day preceding the issue date and the interest rate for each succeeding interest reset period by reference to

LIBOR on the second London banking day preceding the applicable interest reset date, each of which we refer to as an interest determination date.

London banking day means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The interest rate for the floating rate notes will be based on the London interbank offered rate, which we refer to as LIBOR, and will be determined by the calculation agent as follows:

(i) As of an interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if the “Reuters Page LIBOR01” is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

(ii) If no rate appears on “Reuters Page LIBOR01” or Bloomberg L.P. page “BBAM”, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the related interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that interest reset date, by three major banks in New York, New York, as selected by the calculation agent after consultation with us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related interest reset date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no preceding interest reset period, the rate of interest payable will be the initial interest rate.

Accrued interest on any floating rate note will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. The interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date, or if none, the initial interest rate. All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with ..000005% rounded up to .00001%), and all U.S. dollar amounts used in or resulting from these calculations will be rounded to the nearest cent (with one-half cent rounded upward).

2.125% Notes

The 2.125% notes will mature on July 15, 2014. The 2.125% notes will bear interest from July 19, 2011 at the annual rate of 2.125%. We will pay interest on the 2.125% notes semi-annually in arrears on each January 15 and July 15. We will make the first interest payment on January 15, 2012.

3.150% Notes

The 3.150% notes will mature on July 15, 2016. The 3.150% notes will bear interest from July 19, 2011 at the annual rate of 3.150%. We will pay interest on the 3.150% notes semi-annually in arrears on each January 15 and July 15. We will make the first interest payment on January 15, 2012.

4.750% Notes

The 4.750% notes will mature on July 15, 2021. The 4.750% notes will bear interest from July 19, 2011 at the annual rate of 4.750%. We will pay interest on the 4.750% notes semi-annually in arrears on each January 15 and July 15. We will make the first interest payment on January 15, 2012.

General

We will pay interest to the person in whose name the note is registered at the close of business on January 1, April 1, July 1 and October 1, with respect to the floating rate notes, and on January 1 and July 1, with respect to the fixed rate notes, as the case may be, next preceding the relevant interest payment date, except that we will pay interest payable at the maturity date of the notes to the person or persons to whom principal is payable. Interest on each series of the fixed rate notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. Interest on the floating rate notes will be paid on the basis of a 360-day year and the actual number of days elapsed. If any date on which interest is payable on the notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

The notes will not have the benefit of a sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay the notes.

Special Mandatory Redemption

We intend to use the net proceeds from this offering to pay a portion of the consideration of our acquisition of ING Direct as described under the heading “Use of Proceeds.” The closing of this offering is expected to occur prior to the completion of the ING Direct acquisition. The notes will be subject to a special mandatory redemption in the event the ING Direct acquisition is not consummated on or prior to June 30, 2012, or if prior to June 30, 2012, the purchase and sale agreement governing the ING Direct acquisition is terminated (each such event, a “redemption event”). In such an event, the notes will be redeemed on the special mandatory redemption date (as defined below) at a special mandatory redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to but excluding the special mandatory redemption date. The “special mandatory redemption date” means the earlier to occur of (1) July 16, 2012, if the ING Direct acquisition has not been completed on or prior to June 30, 2012 or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the purchase and sale agreement.

We will cause the notice of special mandatory redemption to be mailed, with a copy to the trustee, within five business days after the occurrence of the redemption event to each holder at its registered address. If funds sufficient to pay the special mandatory redemption price of all notes to be redeemed on the special mandatory redemption date are deposited with the paying agent on or before such special mandatory redemption date, and certain other conditions are satisfied, on and after such special mandatory redemption date, the notes will cease to bear interest and all rights under the notes shall terminate.

Denominations

The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000.

Ranking

Payment of the principal and interest on the notes will rank equally with all of our other unsecured and unsubordinated debt. As of June 30, 2011, we had an aggregate of $4.9 billion of senior indebtedness outstanding, which includes senior indebtedness issued by our consolidated subsidiary Capital One Bank (USA), N.A. Our senior indebtedness ranks pari passu with the notes. The senior indenture does not limit the amount of additional senior indebtedness that we or any of our subsidiaries may incur. The notes will be our exclusive obligations and not those of our subsidiaries. Since we are a holding company and substantially all of our operations are conducted through subsidiaries, our cash flow and consequently our ability to service debt, including the notes, depends upon the earnings of our subsidiaries and the distribution of those earnings to us or upon other payments of funds by those subsidiaries to us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to provide us with funds for payments on the notes, whether by dividends, distributions, loans or other payments. In addition, the payment of dividends and distributions and the making of loans and advances to us by our subsidiaries may be subject to regulatory, statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries, and are subject to various business considerations.

Any right we have to receive assets of any of our subsidiaries upon their liquidation or reorganization and the resulting right of the holders of notes to participate in those assets effectively will be subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would be subordinated to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to the debt held by us.

We may, without the consent of the holders of the notes, create and issue additional debt securities under the senior indenture, ranking equally with the notes.

Events of Default

Events of default under the senior indenture with respect to the notes of a series are:

(1)	failure to pay interest on the notes of such series when due and continuance of that default for 30 days;

(2)	failure to pay the principal of the notes of such series when due and payable;

(3)	failure to perform or the breach of any covenant or warranty in the senior indenture or the notes of such series (other than a covenant or warranty included solely for the benefit of a series of debt securities other than the notes of such series) that continues for 60 days after we are given written notice by the indenture trustee or we and the indenture trustee are given written notice by the holders of at least 25% in principal amount of the outstanding notes of such series;

(4)	any event of default under any mortgage, indenture or other instrument securing or evidencing any indebtedness of us or any significant subsidiary for money borrowed, resulting in such indebtedness in principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice; or

(5)	certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

Defeasance and Discharge

The defeasance provisions of the senior indenture described under “Description of Debt Securities — Legal Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes.

Same-Day Settlement and Payment

Settlement by purchasers of the notes will be made in immediately available funds. All payments by us to the depositary of principal and interest will be made in immediately available funds. So long as any notes are represented by global securities registered in the name of the depositary or its nominee, those notes will trade in the depositary’s Same-Day Funds Settlement System which requires secondary market trading in those notes to settle in immediately available funds. No assurance can be given as to the effect, if any, of this requirement to settle in immediately available funds on trading activity in notes.

Global Securities; Book-Entry Issue

We expect that the notes will be issued in the form of global securities held by The Depository Trust Company and its participants, including Euroclear System and Clearstream Banking, S.A., as described under “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Trustee

The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank) is the indenture trustee with respect to the notes. The indenture trustee is one of a number of banks with which we and our subsidiaries maintain banking and trust relationships in the ordinary course of business.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended (referred to herein as the “Code”), Treasury regulations issued under the Code, judicial authority and administrative rulings and practice, all as of the date of this prospectus supplement and all of which are subject to change, possibly on a retroactive basis. As a result, the tax considerations of purchasing, owning or disposing of the notes could differ from those described below. This summary deals only with purchasers who purchase the notes at the offering price for cash and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. It is expected and this discussion assumes that the issue price of the notes will equal their principal amount. This summary does not deal with persons in special tax situations, such as financial institutions, insurance companies, S corporations, regulated investment companies, tax exempt investors, dealers in securities and currencies, U.S. expatriates, persons holding debentures as a position in a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction for tax purposes, or U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Further, this discussion does not address the consequences under U.S. alternative minimum tax rules, U.S. federal estate or gift tax laws, the tax laws of any U.S. state or locality, any non-U.S. tax laws, or any tax laws other than income tax laws. We will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

As used herein, the term “U.S. Person” means,

•	an individual that is a citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States, any state or the District of Columbia,

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, a “U.S. holder” is a beneficial owner of notes that is, for U.S. federal income tax purposes, a U.S. Person. As used herein, the term “non-U.S. holder” means a beneficial owner, other than a partnership, of notes that is not a U.S. holder.

If a partnership, including for this purpose any entity treated as a partnership for U.S. tax purposes, is a beneficial owner of notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership and partners in such a partnership should consult their independent tax advisors about the U.S. federal income tax consequences of holding and disposing of notes.

Investors should consult their tax advisor concerning the tax consequences of the ownership and disposition of the notes, including the tax consequences under the laws of any foreign, state, local or other taxing jurisdictions and the possible effects on investors of changes in U.S. federal or other tax laws.

Payments under Certain Events

If we are not able to consummate the ING Direct acquisition on or prior to June 30, 2012 or if the purchase and sale agreement for such acquisition is terminated at any time on or prior to that date, we will be required to redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the special mandatory redemption date. See “Description of the Notes — Special Mandatory Redemption.” These provisions may implicate Treasury regulations governing contingent payment debt instruments (the “Contingent Payment Regulations”). As of the issue date, we believe and intend to take the position that the likelihood that we will be required to redeem the notes under the above provisions is remote. Therefore, in accordance with the Contingent Payment Regulations, we intend to take the position that the foregoing contingency should not result in the notes being treated as contingent payment debt instruments. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS were to successfully challenge this position, the amount, timing and character of payments under the notes may differ, which could increase the present value of a holder’s U.S. federal income tax liability with respect to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Original Issue Discount

The notes will not have more than a de minimis amount of original issue discount. This summary of material federal income tax consequences describes the treatment of the notes in accordance with that determination.

U.S. holders

Stated Interest

Interest on a note will be includable by a U.S. holder as interest income at the time it accrues or is received in accordance with such holder’s method of accounting for U.S. federal income tax purposes and will be ordinary income.

Sale, Exchange or Redemption of the Notes

Upon the disposition of a note by sale, exchange or redemption, a U.S. holder will generally recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest, which will be taxed as such) and (ii) the U.S. holder’s tax basis in the note. A U.S. holder’s tax basis in a note generally will equal the cost of the note. A U.S. holder’s gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held such note for longer than one year. The deductibility of capital losses is subject to certain limitations. Net long-term capital gain recognized by a non-corporate U.S. holder is generally taxed at preferential rates.

Medicare Tax

Certain U.S. holders that are individuals, estates or trusts will be required to pay an additional 3.8% Medicare tax on, among other things, interest on, and capital gains from the sale or other disposition of notes for taxable years beginning after December 31, 2012.

Backup Withholding and Information Reporting

In general, a U.S. holder of a note will be subject to backup withholding at the applicable tax rate (currently 28%) with respect to cash payments in respect of interest or the gross proceeds from dispositions of notes, unless the holder (i) is an entity that is exempt from backup withholding (generally including tax-exempt organizations and certain qualified nominees) and, when required, provides appropriate documentation to that effect, (ii) provides us or our paying agent with the social security number or other taxpayer identification number (“TIN”) within a reasonable time after a request therefor, certifies that the TIN provided is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. holder who does not provide us or our paying agent with the correct TIN may be subject to penalties imposed by the IRS. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. We or our paying agent will report to the holders and the IRS the amount of any “reportable payments” and any amounts withheld with respect to the notes as required by the Code and applicable Treasury Regulations.

Non-U.S. holders

The following discussion applies to non-U.S. holders. Special rules may apply if a non-U.S. holder is a controlled foreign corporation, foreign personal holding company, or a corporation that accumulates earnings to avoid U.S. federal income tax.

Interest

The notes are in registered form, as defined in Sections 871(h)(2)(B)(i) and 881(c)(2)(B)(i) of the Code and the Treasury regulations issued thereunder. Accordingly, subject to the discussion of backup withholding below, interest income of a non-U.S. holder will qualify for the so-called “portfolio interest exemption” and, therefore, will not be subject to U.S. federal income tax or withholding, provided:

•	the interest is not income that is effectively connected with a United States trade or business carried on by the non-U.S. holder (“ECI”);

•

the non-U.S. holder does not actually or constructively (pursuant to the rules of Section 871(h)(3)(C) of the Code) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation related to us actually or constructively through the stock ownership rules under Section 864(d)(4) of the Code;

•	the non-U.S. holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•

the beneficial owner satisfies the certification requirements set forth in Section 871(h) or 881(c), as applicable, of the Code and the Treasury regulations issued thereunder by giving us or our paying agent an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed establishing its status as a non-U.S. Person or by other means prescribed by the Secretary of the Treasury.

If any of these conditions are not met, interest on the notes paid to a non-U.S. holder will generally be subject to U.S. federal income tax and withholding at a 30% rate unless (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed, or (b) the interest is ECI and the non-U.S. holder complies with applicable certification requirements by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed.

If the interest on the notes is ECI, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis (and the 30% withholding tax described above will not apply, provided the appropriate statement is provided to us or our paying agent) generally in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax in the manner specified by the treaty and will generally be subject to U.S. federal income tax only if such income is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States and the non-U.S. holder claims the benefit of the treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed. In addition, interest received by a corporate non-U.S. holder that is ECI may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate.

Disposition of Notes

A non-U.S. holder will generally not be subject to U.S. federal income tax on gain realized on a sale, redemption or other disposition of the notes unless:

•	the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder, or

•

in the case of a non-U.S. holder who is a nonresident alien individual and holds the note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

If a non-U.S. holder falls under the first of these exceptions, the holder will be taxed on the net gain derived from the disposition under the graduated U.S. federal income tax rates that are applicable to U.S. Persons and, if the non-U.S. holder is a foreign corporation, it may also be subject to the branch profits tax described above. Even though the effectively connected income will be subject to U.S. federal income tax, and possibly subject to the branch profits tax, it will not be subject to withholding if the non-U.S. holder delivers an appropriate IRS Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed to us or our agent.

If an individual non-U.S. holder falls under the second of these exceptions, the holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which the gain derived from the disposition from sources within the United States exceeds such holder’s capital losses allocable to sources within the United States for the taxable year of the sale.

A non-U.S. holder’s ability to claim a loss on the disposition of the notes will be subject to substantial limitations. Non-U.S. holders who sell notes at a loss that exceeds certain thresholds may be required to file a disclosure statement with the IRS. Non-U.S. holders should consult their tax advisors regarding the tax consequences of disposing of the notes at a loss.

Backup Withholding and Information Reporting

Backup withholding and information reporting will not apply to payments of principal or interest on the notes by us or our paying agent if a holder certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our paying agent has actual knowledge that it is a U.S. Person or that the conditions of any other exemptions are not in fact satisfied). The payment of the proceeds of the disposition of notes to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the non-U.S. holder provides the certification described above or otherwise establishes an exemption. The proceeds of a disposition effected outside the United States by a holder of the notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is, for United States tax purposes, a U.S. Person, a controlled foreign corporation, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are U.S. Persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of such holder’s status as a non-U.S. holder and has no actual knowledge to the contrary or unless such holder otherwise establishes an exemption. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided it timely furnishes the required information to the IRS. We or our paying agent will report to the holders and the IRS the amount of any “reportable payments” and any amounts withheld with respect to the notes as required by the Code and applicable Treasury Regulations.

The U.S. federal tax discussion set forth above as to both U.S. holders and non-U.S. holders is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans to which Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, applies; plans, individual retirement accounts and other arrangements to which Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, which we collectively refer to as Similar Laws, apply; and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each of which we call a Plan).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call ERISA Plans, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the notes were acquired by an ERISA Plan with respect to which we or any of our affiliates are a party in interest or a disqualified person. For example, if we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or by reason of our ownership of our subsidiaries), an extension of credit prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code between the investing ERISA Plan and us may be deemed to occur, unless exemptive relief were available under an applicable exemption (see below).

Prohibited transaction class exemptions, or PTCEs, issued by the United States Department of Labor, as well as certain statutory exemptions available under ERISA and the Code, may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the notes. Those class and statutory exemptions include:

•	PTCE 96-23 — for certain transactions determined by in-house asset managers;

•	PTCE 95-60 — for certain transactions involving insurance company general accounts;

•	PTCE 91-38 — for certain transactions involving bank collective investment funds;

•	PTCE 90-1 — for certain transactions involving insurance company separate accounts;

•	PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers; and

•	ERISA § 408(b)(17); Code § 4975(d)(20) — statutory exemption for certain transactions with service providers.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the notes by a Plan, the notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws. Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented in its fiduciary and its corporate capacity by its purchase and holding of the notes that either:

•	it is not a Plan and is not purchasing the notes or interest in the notes on behalf of or with the assets of any Plan; or

•

its purchase, holding and disposition of the notes or interest in the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of notes on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of notes, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition, holding and disposition of the notes by the Plan are entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of notes to a Plan is in no respect, a representation by us or the underwriters that any investment in the notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated July 14, 2011, we have agreed to sell to the underwriters named below, for whom Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as representatives, and the underwriters have severally agreed to purchase the following respective principal amounts of the notes:

Name	Principal Amount of Floating Rate Notes	Principal Amount of 2.125% Notes	Principal Amount of 3.150% Notes	Principal Amount of 4.750% Notes
Barclays Capital Inc.	$42,500,000	$127,500,000	$127,500,000	$212,500,000
Citigroup Global Markets Inc.	42,500,000	127,500,000	127,500,000	212,500,000
Morgan Stanley & Co. LLC	42,500,000	127,500,000	127,500,000	212,500,000
Credit Suisse Securities (USA) LLC	27,500,000	82,500,000	82,500,000	137,500,000
Goldman, Sachs & Co.	27,500,000	82,500,000	82,500,000	137,500,000
RBS Securities Inc.	27,500,000	82,500,000	82,500,000	137,500,000
Wells Fargo Securities, LLC	27,500,000	82,500,000	82,500,000	137,500,000
Muriel Siebert & Co., Inc.	2,500,000	7,500,000	7,500,000	12,500,000
Samuel A. Ramirez & Company, Inc.	2,500,000	7,500,000	7,500,000	12,500,000
Sandler O’Neill & Partners, L.P.	5,000,000	15,000,000	15,000,000	25,000,000
The Williams Capital Group, L.P.	2,500,000	7,500,000	7,500,000	12,500,000

Total	$250,000,000	$750,000,000	$750,000,000	$1,250,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the notes from us, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the notes if any are purchased.

The underwriters have advised us that they propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a selling concession of up to 0.15% of the principal amount per floating rate note, up to 0.15% of the principal amount per 2.125% note, up to 0.20% of the principal amount per 3.150% note and up to 0.30% of the principal amount per 4.750% note. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to 0.125% of the principal amount per floating rate note, up to 0.125% of the principal amount per 2.125% note, up to 0.125% of the principal amount per 3.150% note and up to 0.25% of the principal amount per 4.750% note, to certain other dealers. After the initial public offering, the underwriters may change the public offering prices and any other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that our out-of-pocket expenses for this offering (excluding underwriting commissions) will be approximately $3.5 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

In connection with this offering, the representatives may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the representatives engage in stabilizing, syndicate covering transactions or penalty bids they may discontinue them at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they may receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of the Company.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, as defined below (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, as defined below, 150 legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives of the underwriters; or

(c) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive, S-23 provided that no such offer of notes referred to in (a) to (c) above shall require the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus

Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and the amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The notes will only be offered in compliance with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom and each underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom, (2) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; (3) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or (4) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement relate is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (1) to (4) above) should not rely or act upon this communication.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This offering memorandum has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each Underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE NOTES

Gibson, Dunn & Crutcher LLP will pass upon the validity of the notes on our behalf. Morrison & Foerster LLP will pass upon certain legal matters for the underwriters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of ING Bank, fsb included in our Current Report on Form 8-K filed with the SEC on July 13, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The ING Bank, fsb financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement (File No. 333-159085) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly, and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, except as specified below:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 1, 2011 (including the portions of our Proxy Statement on Schedule 14A, filed on March 25, 2011, incorporated by reference therein), as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, filed on March 7, 2011;

•	our Quarterly Report on Form 10-Q for the quarter period ended March 31, 2011, filed on May 10, 2011; and

•

our Current Reports on Form 8-K filed on January 20, 2011 (Item 8.01 information only), January 28, 2011, March 14, 2011, April 21, 2011 (Item 8.01 information only), May 17, 2011, June 16, 2011 (Item 8.01 information only), June 22, 2011, June 24, 2011, July 13, 2011 (as to our earnings press release and financial supplement) (Item 8.01 information only), and July 13, 2011 (as to financial statements of ING Bank, fsb, risk factors relating to ING Bank, fsb’s business, pro forma financial information and supplemental risk factors) (including all information furnished under Items 7.01 and 9.01).

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455. You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus supplement nor is it incorporated by reference. Documents available on our website include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Principles; and (iii) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

PROSPECTUS

Capital One Financial Corporation

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units

Capital One Capital V

Capital One Capital VI

Capital One Capital VII

Capital One Capital VIII

Trust Preferred Securities

Fully and unconditionally guaranteed,

as described in this prospectus, by

Capital One Financial Corporation

Capital One Financial Corporation from time to time may offer to sell senior, subordinated or junior subordinated debt securities, preferred stock, either separately or represented by depositary shares, common stock, purchase contracts, warrants or units. Capital One Capital V, Capital One Capital VI, Capital One Capital VII, and Capital One Capital VIII from time to time may offer to sell trust securities and use the proceeds of these sales to purchase junior subordinated debt securities from Capital One Financial Corporation.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “COF.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2009.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or “the Corporation,” each refer to Capital One Financial Corporation, and “trust” or “trusts” refer to one or all of Capital One Capital V, Capital One Capital VI, Capital One Capital VII and Capital One Capital VIII.

This prospectus is part of a registration statement (No. 333-159085) that we and the trusts have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we and the trusts may issue and sell. Each time we and the trusts issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include information relating to our future earnings per share, growth in managed loans outstanding, product mix, segment growth, managed revenue margin, funding costs, operations costs, employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•

general economic, political and business conditions in the U.S., the UK, or our local markets, including conditions affecting employment levels, interest rates and consumer income and confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, and deposit activity;

•	changes in the labor and employment market;

•	changes in the credit environment;

•	increases or decreases in interest rates;

•	our ability to execute on our strategic and operational plans;

•	competition from providers of products and services that compete with our businesses;

•

with respect to financial and other products, increases or decreases in the Corporation’s aggregate account balances and/or number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Corporation and attrition of account balances;

•	the risk that the benefits of our cost savings initiative may not be fully realized;

•	changes in the reputation of or expectations regarding the financial services industry or us with respect to practices, products or financial condition;

•	financial, legal, regulatory, tax, or accounting changes or actions, including with respect to any litigation matter involving us; and

•	the success of our marketing efforts in attracting or retaining customers.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and any accompanying prospectus supplement. Forward-looking statements speak only as of the date that they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See the factors set forth under the caption “Risk Factors” in any prospectus supplement and any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, for additional information that you should consider carefully in evaluating these forward-looking statements.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Forward-looking statements speak only as of the date that they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 26, 2009 (including the portions of our proxy statement for our 2009 annual meeting of stockholders incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 8, 2009;

•	our Current Reports on Form 8-K filed on January 22, 2009 (Item 8.01 information only), February 3, 2009, March 2, 2009, March 9, 2009, March 12, 2009, April 21, 2009 (Item 8.01 information only); and

•	the description of our common stock on amendment no. 1 to Form 8-A, dated October 17, 1994.

You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor the trusts have authorized anyone else to provide you with different information. Neither we nor the trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference. Documents available on our website include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Principles; and (iii) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated:

Ratio of Earnings to Fixed Charges:	Three Months Ended March 31,			Years Ended December 31,
	2009(1)		2008(1)	2008(1)	2007(1)	2006(1)	2005	2004
Including Interest on Deposits	0.85	(2)	1.91	1.16	1.85	2.19	2.38	2.31
Excluding Interest on Deposits	0.45	(2)	3.11	1.43	3.33	3.90	4.22	4.00
Including Preferred Stock Dividends (and Including Interest on Deposits)	0.79	(2)	1.91	1.16	1.85	2.19	2.38	2.31
Including Preferred Stock Dividends (and Excluding Interest on Deposits)	0.35	(2)	3.11	1.42	3.33	3.90	4.22	4.00

(1)	Based on continuing operations.
(2)	Earnings are inadequate to cover fixed charges. The coverage deficiency is $128.9 million and $193.5 million for the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred dividends, respectively, regardless of interest.

The ratio of earnings to fixed charges is computed by dividing income (or loss) from continuing operations before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, and preferred stock dividends or accretion on preferred stock by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is representative of interest.

On November 14, 2008 the Corporation issued 3,555,199 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, having a liquidation amount per share equal to $1,000 (the “Series A Preferred Stock”), to the United States Department of the Treasury as part of the Corporation’s participation in the Troubled Asset Relief Program Capital Purchase Program. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year.

We did not declare or pay any preferred stock dividends in the years ended December 31, 2004, 2005, 2006, 2007 and 2008, or the three months ended March 31, 2008. We recorded accretion of the discount on preferred stock associated with the preferred stock issuance noted in the paragraph above in the year ended December 31, 2008 and the three months ended March 31, 2009. We began paying preferred stock dividends in the three months ended March 31, 2009.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes in the ordinary course of our business, including the reduction of short-term debt, possible acquisitions, investments in, or extensions of credit to, our subsidiaries and investments in securities.

Each of the trusts will invest all proceeds received from the sale of its trust preferred and common securities to acquire a series of corresponding junior subordinated debt securities issued by us, which we call the “junior subordinated debt securities.”

We may temporarily invest any funds not required immediately for purposes described above in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue and sell debt securities which will be our direct unsecured general obligations. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee, dated as of November 1, 1996, and the subordinated debt securities will be issued under an indenture dated as of August 29, 2006 between us and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee, subject in each case to such amendments or supplemental indentures as may be adopted from time to time. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of the indentures. A copy of each of the senior indenture and the subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and has been qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

As of March 31, 2009, we had $8.3 billion in senior and subordinated notes outstanding that mature in varying amounts from 2009 to 2017, of which $6.2 billion in aggregate principal amount was senior debt securities and $2.1 billion in aggregate principal was subordinated debt securities. A portion of both our senior and subordinated debt securities were issued by predecessor entities pursuant to indentures not described herein, and $1.8 billion in senior and subordinated debt securities were issued by our consolidated subsidiary, Capital One Bank (USA), National Association.

General

The debt securities will be our direct unsecured obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control”; or

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contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank equally with all of our other unsecured unsubordinated indebtedness. The subordinated debt securities will have a position junior to all of our senior indebtedness.

Because we are a holding company, dividends and fees from our subsidiaries are our principal source of revenues from which to repay the debt securities. Our subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Our right to participate in any asset distribution of any of our subsidiaries, including Capital One Bank (USA), National Association (“COBNA”), and Capital One, National Association (“CONA”), on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that we may ourselves be an unsubordinated creditor of that subsidiary). As a result, the rights of holders of debt securities to benefit from those distributions will also be junior to the rights of all creditors of our subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of our subsidiaries. COBNA and CONA are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which COBNA and CONA may pay dividends or otherwise supply funds to us or our other affiliates.

Terms

A prospectus supplement relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following (unless specified otherwise or in context, section references are to sections of both the senior indenture and subordinated indenture):

•	the title, series, form and type of the offered debt securities;

•	whether the offered debt securities will be senior or subordinated debt;

•	the indenture under which the offered debt securities are being issued;

•	whether the offered debt securities are to be issued in registered form, bearer form or both;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

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the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

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the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal of, premium, if any, interest on and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

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whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof and, if so, the periods, prices, and other terms regarding such repurchase or redemption;

•	the denominations in which the offered debt securities will be issuable;

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if other than the principal amount, the portion of the principal amount of the offered debt securities payable upon the acceleration of the maturity date or the method by which such portion is to be determined;

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the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal of, premium, if any, interest on or additional amount, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•	the percentage of the principal amount or price at which the offered debt securities will be issued;

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whether the amount of payments of principal of, premium, if any, interest on, or additional amount, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•	any changes to the covenants or additional events of default or covenants;

•

whether and upon what terms the offered debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal of, premium, if any, interest on, or additional amount, if any, due to the stated maturity date or a redemption date of the offered debt securities);

•	whether the offered debt securities will be convertible into our common stock and, if so, the initial conversion price, the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures. (Section 301)

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities are listed on the applicable indenture trustee’s register for the applicable debt securities. (Sections 201 and 305)

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000. Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption, or conversion of senior and subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer. (Sections 302 and 305)

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. We have appointed an agency in New York, New York to make payments on the debt securities; however, we may change our agent from time to time. Any transfer of the debt securities will be registerable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. (Sections 1002 and 307) Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the trustee or in any other lawful manner. (Section 307)

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal of, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. (Sections 1001 and 1002)

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form. (Sections 201 and 203)

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

Under the senior indenture, we agree to the following:

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Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and the corporate existence of each of our significant subsidiaries (as defined below) and our rights (charter and statutory) and franchises and those of each of our significant subsidiaries. However, neither we nor any of our significant subsidiaries will be required to preserve any of these rights or franchises if we or the significant subsidiary, as the case may be, determine that the preservation of these rights or franchises is no longer desirable in the conduct of our or its business, as applicable, and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the senior debt securities. (Section 1007)

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The senior indenture contains a covenant by us limiting our ability to dispose of the voting stock of a significant subsidiary. A “significant subsidiary” is any of our majority-owned subsidiaries the consolidated assets of which (as reflected on our consolidated balance sheet) constitute 20% or more of our consolidated assets. This covenant generally provides that, except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” as long as any of the senior debt securities are outstanding:

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neither we nor any of our significant subsidiaries will sell, assign, transfer or otherwise dispose of the voting stock of a significant subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, and we will not permit a significant subsidiary to issue voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertibles securities, options, warrants or rights, such significant subsidiary would cease to be a controlled subsidiary (as defined below); and

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we will not permit a significant subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary. (Section 1005)

A “controlled subsidiary” is a significant subsidiary at least 80% of the voting stock of which is owned by us and/or one or more of our controlled subsidiaries.

The limitations described above do not apply to certain transactions required by law, rule, regulation or governmental order (including as a condition to an acquisition of another entity by us) or to any sale or transfer of assets in a securitization transaction.

Under the subordinated indenture, we agree to the following:

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Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. However, we will not be required to preserve any of these rights or franchises if we determine that the preservation of these rights or franchises is no longer desirable in the conduct of our business and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the subordinated debt securities. (Section 1007)

In addition, the senior indenture contains a covenant by us limiting our ability to create liens on the voting stock of a significant subsidiary. This covenant generally provides that, as long as any of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon a significant subsidiary’s voting stock, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, a significant subsidiary’s voting stock, directly or indirectly, to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the significant subsidiary’s voting stock or securities convertible into or options, warrants or rights to subscribe for or purchase the significant subsidiary’s voting stock to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), the significant subsidiary would not continue to be a controlled subsidiary, unless the senior debt securities are equally and ratably secured with any and all such indebtedness by this pledge, encumbrance or lien. (Section 1006)

Subordination of Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

Subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. Payments on subordinated debt securities also will be effectively subordinated if:

•	we are involved in insolvency, bankruptcy or similar proceedings;

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the maturity of any series of our subordinated debt securities is accelerated because of certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

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we fail to pay the principal of, premium, if any, or interest on any senior indebtedness when due, or an event of default occurs and is continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 1601)

Because of this subordination, some of our creditors may receive more, ratably, than holders of subordinated debt securities if we are insolvent.

After all payments have been made to the holders of senior indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of cash, property or securities from us applicable to such senior indebtedness until all amounts owing on the subordinated debt securities have been paid in full. (Section 1602)

“Senior indebtedness” includes: (1) the principal of, premium, if any, and interest on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by us, including indebtedness of others that we guarantee, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities; (2) all our capital lease obligations and any synthetic lease or tax retention operating lease; (3) all our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (4) all our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (5) all our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us.

Senior indebtedness does not include: (1) subordinated debt securities; (2) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and (3) any indebtedness between or among us and our affiliates, including (a) any junior subordinated debt securities, (b) trust preferred securities guarantees and (c) all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is our financing vehicle in connection with the issuance by such financing vehicle of trust preferred securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with, or junior to, the trust preferred securities guarantees.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, each indenture requires that:

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the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

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immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

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either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture. (Section 801)

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents. (Section 802)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305)

Conversion and Exchangeability

The holders of debt securities that are convertible into our common stock or exchangeable into other securities will be entitled to convert or exchange the debt securities under some circumstances. The terms of any conversion or exchange will be described in the applicable prospectus supplement.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amount payable on any debt security of such series when due and continuance of that default for 30 days;

•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

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failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

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in the case of the senior debt securities, any event of default under any mortgage, indenture or other instrument securing or evidencing any indebtedness of us or any significant subsidiary for money borrowed, resulting in such indebtedness in principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice;

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in the case of the senior debt securities, certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries and in the case of the subordinated debt securities, certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	any other event of default included in any indenture or supplemental indenture. (Section 501)

If a default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default as and to the extent provided by the Trust Indenture Act. (Section 501)

If an event of default with respect to any series of senior debt securities occurs and continues, either the senior indenture trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or such lesser amount as may be provided for the senior debt securities of such series) of all the senior debt securities of that series to be due and payable immediately. Payment of the principal of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of us or one of our major depositary institution subsidiaries. Subordinated debt securities cannot be accelerated if we default in our performance of any other covenant, including payment of principal or interest. (Section 502)

Any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained the majority holders may, under certain circumstances, void the declaration. “Majority holders” are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

The majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512). The applicable indenture trustee generally is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601)

A holder does not have the right to institute a proceeding with respect to the indenture, for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given written notice to the applicable indenture trustee of a continuing event of default;

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the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the applicable indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture, and such holders have offered to the applicable indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable indenture trustee has failed to institute a proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	the applicable indenture trustee has not received an inconsistent direction from the majority holders within such 60-day period. (Section 507)

However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities of the applicable series. (Section 508)

Waivers of Certain Covenants and Past Defaults

The holders of not less than a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (1) a default in the payment of principal of, premium, if any, interest on or any additional amount, or (2) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series. (Sections 513 and 1008)

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least 66-2/3% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•

reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•

change the place of payment, the currency in which the principal of, any premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

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reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

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modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities. (Section 902)

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•

to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

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to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

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to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

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to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•

to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights. (Section 901)

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•

either (1) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (2) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

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we have delivered to the applicable trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

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we have delivered to the applicable trustee an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or termination and if the applicable debt securities are listed on the New York Stock Exchange, an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, premium, if any, interest on, and any additional amounts, if any, with respect to the applicable debt securities when due. (Section 402)

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•

in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed to be outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed to be outstanding will be the principal face amount of the indexed security at original issuance;

•

in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed to be outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not to be outstanding. (Section 101)

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following description of the terms and provisions of the trust preferred securities summarizes the general terms that will apply to each series of trust preferred securities. The applicable prospectus supplement will describe the specific terms of the series of trust preferred securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those trust preferred securities. The institutional trustee will act as trustee for each series of trust preferred securities under the applicable declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable declaration of trust and those made part of such declaration of trust by the Trust Indenture Act. This following description is not complete, and we refer you to the declaration of trust for each trust, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

General

Each declaration of trust authorizes the administrative trustees of the applicable trust to issue common securities and trust preferred securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. All of the common securities will be owned, directly or indirectly, by us. The common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities except as set forth below under “—Ranking of Common Securities.”

No declaration of trust permits a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each declaration of trust, the institutional trustee will hold title to the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

Each series of trust preferred securities will be issued in the amount, at the price and on the terms described in the prospectus supplement relating to the offering of those trust preferred securities. These terms will be substantially the same as the terms of the corresponding junior subordinated debt securities.

We will guarantee the trust preferred securities to the extent described in the applicable prospectus supplement. The trust preferred securities guarantee agreement executed for the benefit of the holders of the trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust preferred securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust preferred securities when a trust does not have funds available to make such payments. See “Description of the Trust Preferred Securities Guarantees.”

When a trust issues a series of trust preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of trust preferred securities. Those terms may include the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust and the liquidation amount of each trust preferred security;

•	the annual distribution rate (or method of determining that rate) for the trust preferred securities and the dates upon which those distributions will be payable;

•	whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•

whether distributions on the trust preferred securities will be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions will be cumulative;

•

the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of the trust;

•

the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period within which, and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which the trust preferred securities will be issuable;

•

the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities as a condition to a specified action or amendment to the relevant declaration of trust;

•

whether the trust preferred securities will be convertible into or exchangeable for our common stock or preferred stock to the same extent and on the same terms as the underlying junior subordinated debt securities held by the trust, if applicable;

•	whether any remarketing or extension features will apply to the trust preferred securities; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

Distributions

When this prospectus refers to any payment of distributions, distributions include any interest payable unless otherwise stated. When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

Distributions will be cumulative, will accumulate from the original issue date (unless otherwise specified in the prospectus supplement) and will be payable on the dates specified in the prospectus supplement. The distribution rate and the distribution dates and other payment dates for the trust preferred securities will correspond to the interest rate and distribution dates and other payment dates on the related junior subordinated debt securities.

If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debt securities for an extension period of up to the number of consecutive interest payment periods specified in the applicable prospectus supplement as described under “Description of the Junior Subordinated Debt Securities—Option to Extend Interest Payment Period.” Distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement during any extension period.

Redemption

Unless otherwise provided in the applicable prospectus supplement, a trust may not redeem its trust preferred securities, except upon the occurrence of a special event, until the optional redemption date specified in such prospectus supplement. On or after such date, or upon the occurrence of a special event, upon any permitted redemption by us of any junior subordinated debt securities, the applicable trust will apply the proceeds from such redemption to redeem the corresponding trust preferred securities and common securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debt securities redeemed. The redemption price for any trust preferred securities so redeemed will be equal to their liquidation amount plus any accumulated and unpaid distributions on the securities redeemed to the date of redemption. A special event will result from certain changes in law or interpretation that will be described in the applicable prospectus supplement, which may include changes in tax, investment company or bank regulatory law or interpretation.

Except to the extent described under “—Ranking of Common Securities” below, the trust preferred securities and the common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding. If required, we will obtain the prior approval of the Board of Governors of the Federal Reserve System, or Federal Reserve, before exercising the redemption rights described in the preceding paragraph. The specific procedures relating to the redemption of the trust preferred securities are set forth below.

Redemption Procedures

Because the trust preferred securities will be issued in the form of global securities held by The Depository Trust Company, or DTC, the following description relates to the procedures applicable to global securities. Please read “Book-Entry Procedures and Settlement” for more information about global securities.

The institutional trustee will give each holder of trust preferred securities at least 30, but not more than 60 days’ notice of any redemption of trust preferred securities of such series, which notice will be irrevocable. If the institutional trustee gives a notice of redemption of the trust preferred securities, then by 12:00 noon, New York City time, on the redemption date, unless otherwise specified in the applicable prospectus supplement, the institutional trustee will deposit irrevocably with DTC or its nominee, funds sufficient to pay the applicable redemption price to the extent we have paid the institutional trustee a sufficient amount of cash in connection with the related redemption or repayment of the corresponding junior subordinated debt securities. The institutional trustee will also give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities.

If notice of redemption has been given and funds deposited as required, then, upon the date of such deposit, immediately before the close of business on the date of such deposit, distributions will cease to accrue on the trust preferred securities called for redemption and all rights of the holders of such trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to a guarantee as described under “Description of the Trust Preferred Guarantees,” distributions on such trust preferred securities will continue to accrue at the distribution rate for such trust preferred securities, unless otherwise specified in the applicable prospectus supplement, from the redemption date originally established by the applicable trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law including, without limitation, United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution or exchange of junior subordinated debt securities to holders of trust preferred securities shall be made to the applicable record holders thereof as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day before the redemption date or liquidation date, as applicable, so long as the securities are in book-entry form.

If a trust redeems less than all of its trust securities on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated proportionately among the trust securities. In the case of trust preferred securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee.

Distribution of the Junior Subordinated Debt Securities

Unless stated otherwise in the applicable prospectus supplement, we will have the right at any time to elect to dissolve a trust by causing the junior subordinated debt securities it holds to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. If we elect to dissolve a trust, the junior subordinated debt securities will be distributed to the holders of related trust securities in exchange therefor, and thereupon the trust shall dissolve.

If the applicable junior subordinated debt securities are distributed to the holders of the trust preferred securities, we will attempt to cause the junior subordinated debt securities to be listed on the New York Stock Exchange or on such other exchange as the trust preferred securities are then listed.

After the date for any distribution of junior subordinated debt securities upon dissolution of any trust:

•	the trust preferred securities of such trust will no longer be deemed to be outstanding;

•

the securities depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

•

any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities until such certificates are presented to us or our agent for transfer or reissue.

There can be no assurance as to the market prices for either the trust preferred securities or the junior subordinated debt securities that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a trust were to occur. This means that the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of the trust were to occur, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Liquidation Distribution Upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of a trust as a “liquidation.” Upon the liquidation of a trust, the holders of the trust preferred securities will be entitled to receive the stated liquidation amount of their securities plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if we instead distribute on a ratable basis to the holders of the trust preferred securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities outstanding at such time. See “—Distribution of the Junior Subordinated Debt Securities” above.

If this distribution can be paid only in part because a trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth below under “—Ranking of Common Securities.”

Pursuant to the applicable declaration of trust, a trust will dissolve:

(1)	unless earlier dissolved, on the expiration of the term of such trust;

(2)	upon the bankruptcy of us or the holder of the common securities;

(3)	upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or us or (b) the revocation of the charter of the holder of common securities or of our charter and the expiration of 90 days after the date of such action without a reinstatement thereof;

(4)	upon the distribution of junior subordinated debt securities to holders of trust preferred securities after an election by us to make such a distribution and dissolve the trust;

(5)	upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the trust;

(6)	before the trust issues any trust securities, with the consent of the administrative trustees and the Corporation; or

(7)	upon the redemption of all the trust securities of such trust.

Ranking of Common Securities

In connection with the issuance of trust preferred securities, each trust will also issue a series of common securities to us. Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable declaration of trust relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a declaration of trust resulting from an event of default under the junior subordinated indenture, we as holder of the trust’s common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated, as described under “—Declaration Defaults” below.

Declaration Defaults

An “indenture default” is a default under a junior subordinated indenture and also constitutes a “declaration default,” which is an event of default under a declaration of trust relating to the trust securities. Pursuant to each declaration of trust, any holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the trust preferred securities have been so cured, waived or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Only the holders of the trust preferred securities will have the right to direct the institutional trustee as to matters under the applicable declaration of trust, and therefore the junior subordinated indenture. If any declaration default relating to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the applicable declaration of trust, such waiver will also constitute a waiver of such declaration default relating to the common securities for all purposes under the applicable declaration of trust without any further act, vote or consent of the holders of common securities. See “—Voting Rights.”

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of trust preferred securities may directly institute a legal proceeding against us to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of trust preferred securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the junior subordinated debt securities. Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue us to enforce the institutional trustee’s rights under the junior subordinated debt securities.

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration of trust to the extent of any payment made by us to such holder of trust preferred securities in such direct action. This means that we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Upon the occurrence of an indenture event of default, as described under “Description of the Junior Subordinated Debt Securities—Indenture Events of Default,” the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the junior subordinated indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable.

The Corporation and each trust are each required to file annually with the institutional trustee an officers’ certificate as to their compliance with all conditions and covenants under the applicable declaration of trust.

Merger, Consolidation and Amalgamation

A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. A trust may, with the consent of the administrative trustees and without the consent of the holders of the trust securities, the Delaware trustee, or the institutional trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(1)	such successor entity either:

(a)	expressly assumes all of the obligations of the trust under the trust securities; or

(b)	substitutes for the trust preferred securities other successor securities having substantially the same terms as the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2)	we, as issuer of the junior subordinated debt securities, expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

(3)	immediately following such merger, consolidation, amalgamation or replacement, the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted, if any;

(4)	such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(6)	such successor entity has a purpose identical to that of the trust;

(7)	prior to such merger, consolidation, amalgamation or replacement, the trust has received an opinion of a nationally recognized independent counsel to the trust experienced in such matters to the effect that:

(a)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b)	following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act of 1940, or the Investment Company Act; and

(c)	following such merger, consolidation, amalgamation or replacement, the trust or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8)	we guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Voting Rights

Except as described in this prospectus under “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment,” and except as provided under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as it may be amended from time to time, or any successor legislation, or the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the applicable declaration of trust, the holders of the trust preferred securities will have no voting rights.

The holders of a majority in aggregate liquidation amount of the trust securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee, as holder of the junior subordinated debt securities, to:

(1)	direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee with respect to the junior subordinated debt securities;

(2)	waive any past indenture default that may be waived under the junior subordinated indenture;

(3)	exercise any right to rescind or annul an acceleration of the maturity of the corresponding junior subordinated debt securities; or

(4)	consent to any amendment, modification or termination of the junior subordinated indenture where such consent is required.

If a default under a junior subordinated indenture has occurred, we, as holder of the common securities of the applicable trust, will be restricted in our ability to direct the institutional trustee, as described under “—Declaration Defaults” above.

The institutional trustee is required to notify all holders of the trust preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, the applicable trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the junior subordinated indenture for any amendment, modification or termination of the junior subordinated indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the junior subordinated indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the trust preferred securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of trust preferred securities a notice of any meeting at which such holders are entitled to vote. Each such notice will include a statement setting forth the following information:

•	the date and time of such meeting;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•	instructions for the delivery of proxies.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute junior subordinated debt securities in accordance with the declaration of trust.

Despite the fact that holders of trust preferred securities are entitled to vote or consent under the circumstances described above, any trust preferred securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these trust preferred securities will be treated for purposes of such vote or consent as if they were not outstanding.

Holders of the trust preferred securities generally will have no rights to appoint or remove the administrative trustees. Instead, these trustees may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

Amendment of Declarations of Trust

The administrative trustees may generally amend a declaration of trust without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the rights, privileges or preferences of any holder of trust preferred securities. In particular, the administrative trustees may amend a declaration of trust to:

•

cure any ambiguity, correct or supplement any provisions in such declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such declaration of trust, which may not be inconsistent with the other provisions of such declaration of trust;

•

modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the trust preferred securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations;

•	add to our covenants, restrictions or obligations;

•	maintain the qualification of such declaration of trust under the Trust Indenture Act; or

•	modify, eliminate or add to any provision of such declaration of trust to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.

Such amendment may only be made with the consent of the institutional trustee, if the rights, powers, duties, obligations or immunities of the institutional trustee will be affected, and with the consent of the Delaware trustee, if the rights, powers, duties, obligations or immunities of the Delaware trustee will be affected.

If any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities of the trust, whether by way of amendment to the declaration of trust or otherwise or

(2)	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the trust securities of such trust, voting together as a single class, will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities of the trust, voting together as a single class. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to a declaration of trust if such amendment or modification would:

•	cause the applicable trust to be classified for United States federal income tax purposes as other than a grantor trust,

•	reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act, or

•	cause the applicable trust to be deemed an “investment company” which is required to be registered under the Investment Company Act.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates as specified under “Book-Entry Procedures and Settlement”.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the institutional trustee and any co-paying agent chosen by the institutional trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, to the institutional trustee and to us. In the event that the institutional trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to us and the institutional trustee, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the administrative trustees, or an agent designated by the administrative trustees for a trust will act as registrar and transfer agent for the trust preferred securities issued by that trust.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Institutional Trustee

The institutional trustee for each trust holds title to the junior subordinated debt securities purchased by the trust for the benefit of the holders of the trust’s trust securities. In that capacity, the institutional trustee has the power to exercise all rights, power and privileges as a holder under the junior subordinated indenture pursuant to which the junior subordinated debt securities are issued. In addition, the institutional trustee has exclusive control of a segregated non-interest-bearing account of the trust, in which all payments made on the junior subordinated debt securities will be held for the benefit of the holders of the applicable trust preferred securities. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the applicable trust preferred securities out of funds in that account.

Prior to the occurrence and during the continuance of an event of default under the applicable declaration of trust, the institutional trustee will undertake to perform only such duties as are specifically set forth in the applicable declaration of trust. After a default, the institutional trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs.

However, the institutional trustee is under no obligation to exercise any of the powers vested in it by the applicable declaration of trust at the request of any holder of trust preferred securities unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of trust preferred securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

If no declaration default has occurred and is continuing and the institutional trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable declaration of trust or is unsure of the application of any provision of such declaration of trust, and the matter is not one on which holders of trust preferred securities are entitled under such declaration of trust to vote, then the institutional trustee will take such action as is directed by us and, if not so directed, shall take such action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the institutional trustee or its affiliates in the ordinary course of their businesses.

Miscellaneous

The administrative trustees for any trust are authorized and directed to conduct the affairs of and to operate that trust in such a way that it:

•	will not be required to register as an “investment company” under the Investment Company Act;

•	will not cause the trust to be characterized as other than a grantor trust for United States federal income tax purposes; and

•	cooperates with us to cause the junior subordinated debt securities held by that trust to be treated as indebtedness of ours for United States federal income tax purposes.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

The declarations of trust will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

The following description of the terms and provisions of our junior subordinated debt securities summarizes the general terms that will apply to each series of junior subordinated debt securities that will be issued and sold by us and purchased by the trust that issues the corresponding series of trust preferred securities. Each prospectus supplement will describe the specific terms of the series of junior subordinated debt securities through that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.

Unless otherwise specified in the applicable prospectus supplement, each time a trust issues a series of trust preferred securities, we will issue a new series of junior subordinated debt securities. Each series of junior subordinated debt securities will be issued under a corresponding indenture between us and the indenture trustee, as may be supplemented from time to time by one or more supplemental indentures (each, a “junior subordinated indenture”). There is no limit on the aggregate principal amount of junior subordinated debt securities we may issue, and we may issue the junior subordinated debt securities from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors. Each purchaser should read the applicable junior subordinated indenture for additional information before purchasing any trust preferred securities.

General

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust preferred securities and common securities that the applicable trust issues. The applicable trust will use the proceeds of the issuance and sale of the trust securities to purchase the corresponding junior subordinated debt securities from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debt securities will correspond to the distribution payment provisions of the corresponding series of trust preferred securities.

Each series of junior subordinated debt securities will be unsecured and, unless stated otherwise in the applicable prospectus supplement, will rank equally with all of our other series of junior subordinated debt securities. Each series of junior subordinated debt securities, will be subordinated to all of our existing and future “Senior Indebtedness,” as such term is defined in the applicable prospectus supplement.

Under circumstances involving the dissolution of a trust, the junior subordinated debt securities owned by that trust may be distributed to the holders of trust preferred securities in liquidation of that trust, provided that any required regulatory approval is obtained.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. The terms will include some or all of the following:

•

the title and type of the junior subordinated debt securities of the series, which will distinguish the junior subordinated debt securities of the series from all other junior subordinated debt securities;

•	any limit on the total principal amount of the junior subordinated debt securities of the series;

•	the price at which the junior subordinated debt securities of the series will be issued;

•	the date or dates on which the principal of and any premium on the junior subordinated debt securities of the series will be payable;

•	the maturity date or dates of the junior subordinated debt securities of the series or the method by which those dates can be determined;

•	if the junior subordinated debt securities of the series will bear interest:

•	the interest rate on the junior subordinated debt securities of the series or the method by which the interest rate may be determined;

•	whether payment of interest will be contingent in any respect and/or the interest rate reset;

•	the date from which interest will accrue;

•	the record and interest payment dates for the junior subordinated debt securities of the series;

•	the circumstances under which we may defer interest payments; and

•	any remarketing or extension features of the junior subordinated debt securities of the series;

•	the place or places where:

•	payments of principal of and premium, if any, and interest on the junior subordinated debt securities of the series will be payable;

•	the junior subordinated debt securities of the series can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the junior subordinated debt securities of the series and under the applicable junior subordinated indenture;

•

the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debt securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, repay or purchase the junior subordinated debt securities of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debt securities of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	any sinking fund provisions that would obligate us to redeem the junior subordinated debt securities of the series before their final maturity;

•

whether the junior subordinated debt securities of the series will be convertible into or exchangeable for shares of common stock or shares of preferred stock and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock, the terms of such preferred stock;

•

the additions or changes, if any, to the applicable junior subordinated indenture regarding the junior subordinated debt securities of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debt securities of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the denominations in which any junior subordinated debt securities of the series will be issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debt securities of the series will be payable, or in which the junior subordinated debt securities of the series will be denominated;

•

any circumstances under which the junior subordinated debt securities of the series may be paid in a currency other than the currency in which the junior subordinated debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Satisfaction and Discharge” apply to the junior subordinated debt securities of the series;

•

any events of default which will apply to the junior subordinated debt securities of the series in addition to those contained in the applicable junior subordinated indenture and any events of default contained in the applicable junior subordinated indenture which will not apply to the junior subordinated debt securities of the series;

•

if other than the principal amount, the portion of the principal amount of junior subordinated debt securities of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debt securities of the series;

•

any additions or changes to or deletions of the covenants contained in the applicable junior subordinated indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•

whether any junior subordinated debt securities of the series will be issuable in whole or in part in the form of one of more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•

whether the junior subordinated debt securities of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debt securities of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•	the identity of the security registrar and paying agent for the junior subordinated debt securities of the series if other than the institutional trustee;

•	any special tax implications of the junior subordinated debt securities of the series;

•	any special provisions relating to the payment of any additional amounts on the junior subordinated debt securities of the series;

•	the terms of any securities being offered together with or separately from the junior subordinated debt securities of the series;

•

the terms and conditions of any obligation or our right or the right of a holder to convert or exchange the junior subordinated debt securities of the series into trust preferred securities or other securities; and

•	any other terms of the junior subordinated debt securities of the series.

Whenever the term “holder” is used in this prospectus with respect to a registered junior subordinated debt security, it refers to the person in whose name such junior subordinated debt security is registered in the security register.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debt securities will be subordinated and junior in right of payment to all our existing and future Senior Indebtedness (as such term is defined in the applicable prospectus supplement).

This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any of our Senior Indebtedness has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our Senior Indebtedness has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our Senior Indebtedness must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment.

Conversion or Exchange

The terms on which a series of junior subordinated debt securities may be convertible or exchangeable into trust preferred securities, our common stock, preferred stock or other securities will be set forth in the applicable prospectus supplement relating to such series. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities shall be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Redemption

Unless stated otherwise in the accompanying prospectus supplement, we shall have the right to redeem junior subordinated debt securities as described above under “Description of the Trust Preferred Securities—Redemption.” The redemption price for any junior subordinated debt securities so redeemed will equal any accrued and unpaid interest to the redemption date, plus 100% of the outstanding principal amount, unless the applicable prospectus supplement states differently.

Option to Extend Interest Payment Period

If provided in the applicable prospectus supplement, we will have the right from time to time to defer interest payments by extending the interest payment period for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement.

Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit a deferral of interest payments will be described in the applicable prospectus supplement.

If the institutional trustee is the sole holder of the series of junior subordinated debt securities for which we are deferring interest, we will give the administrative trustees and the institutional trustee notice of our selection of an extension period at least one business day prior to the earlier of:

(1)	the date distributions on the corresponding trust preferred securities would be payable, if not for such extension period, or

(2)	the date the administrative trustees of the applicable trust are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the corresponding trust preferred securities of the record date or the date such distributions would be payable, if not for such extension period, but in any event at least one business day prior to such record date.

The administrative trustees will give notice of our selection of such extension period to the holders of the corresponding trust preferred securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities for which we are deferring interest, we will give the holders of the junior subordinated debt securities notice of our selection of the extension period ten business days prior to the earlier of:

(1)	the next succeeding interest payment date; or

(2)	the date upon which we are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment.

Indenture Events of Default

Each junior subordinated indenture will provide that the following are indenture events of default relating to the junior subordinated debt securities:

(1)	failure to pay in full interest accrued (including any interest accrued on deferred payments) on any junior subordinated debt security upon the conclusion of a period of consecutive interest payment periods (such period to be stated in the applicable prospectus supplement) commencing with the earliest quarterly or semi-annual period for which interest has not been paid in full and continuance of such failure to pay for a period of 30 days;

(2)	the applicable trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust preferred securities, (ii) the redemption of all outstanding trust preferred securities, or (iii) certain mergers, consolidations or amalgamations;

(3)	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee; or

(4)	any other indenture event of default that may be specified for the junior subordinated debt securities of a series when that series is created.

If any indenture event of default shall occur and be continuing, either the indenture trustee or the holders of 25% or more in principal amount of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any accrued and unpaid interest (including any additional amounts, as defined in the applicable prospectus supplement), and any other amounts payable under the junior subordinated indenture to be immediately due and payable. The indenture trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities.

Indenture Defaults

Each junior subordinated indenture will provide that the following are “indenture defaults” relating to the junior subordinated debt securities:

(1)	an indenture event of default, as described above;

(2)	a default in the payment of the principal of, or premium, if any, on any junior subordinated debt security when payable, whether at its final maturity or upon redemption or otherwise;

(3)	a default for 30 days in the payment of any installment of interest on any junior subordinated debt security;

(4)	a default by us for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities; and

(5)	the applicable trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust securities in liquidation or redemption of their interests in the trust upon a special event, (ii) the redemption of all of the outstanding trust preferred securities of such trust or (iii) certain mergers, consolidations or amalgamations of the trust.

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are also indenture events of default, as defined above. An indenture default will also constitute a declaration default. The holders of trust preferred securities in limited circumstances will have the right to direct the indenture trustee to exercise their rights as the holders of the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Declaration Defaults” and “—Voting Rights.”

Any deferral of interest or extension of interest payment period on the junior subordinated debt securities made in accordance with any interest deferral provisions of the corresponding prospectus supplement will not constitute a default under any junior subordinated indenture.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders.

Enforcement of Rights by Holders of Trust Preferred Securities

If a default occurs under any junior subordinated indenture and that default is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debt securities when due, then if the junior subordinated debt securities are held by a trust, a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of that holder. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Consolidation, Merger and Sale of Assets

Each junior subordinated indenture will provide that we will not consolidate or merge with another corporation or convey, transfer or lease our assets substantially as an entirety unless:

•

the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest (including additional amounts) on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the junior subordinated indenture on our part;

•	immediately thereafter no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing; and

•

we have delivered to the indenture trustee an officer’s certificate stating that such merger, conveyance, transfer or lease and any supplemental junior subordinated indenture will comply with the terms of the junior subordinated indenture.

Upon any such consolidation, merger, conveyance, transfer or lease, the successor corporation shall succeed to and be substituted for us under the junior subordinated indenture. Thereafter we shall be relieved of all obligations and covenants under the junior subordinated indenture and the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Merger, Consolidation or Amalgamation” above.

Certain Covenants

Unless stated otherwise in the applicable prospectus supplement, so long as any trust has trust preferred securities outstanding, we will covenant in each junior subordinated indenture to:

(1)	directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor succeeds to our ownership of the common securities;

(2)	not voluntarily dissolve, wind-up or terminate the trust, except in connection with:

(a)	a distribution of junior subordinated debt securities; or

(b)	mergers, consolidations or amalgamations of the trust permitted by the declaration of trust;

(3)	timely perform our duties as sponsor of the trust; and

(4)	use our reasonable efforts to cause the trust to:

(a)	remain a statutory trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of such trust, or mergers, consolidations or amalgamations of the trust, each as permitted by the declaration of trust of such trust, and

(b)	otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Modifications and Amendments

Without the consent of any holders of junior subordinated debt securities, we and the indenture trustee may through supplemental indentures make certain modifications and amendments to a junior subordinated indenture to add covenants for the benefit of holders of all or any series of junior subordinated debt securities, to add additional defaults, to change or eliminate provisions of such indenture when no junior subordinated debt security of any series created prior thereto is entitled to the benefit of such provision, to cure ambiguities, correct or supplement any defects or inconsistent provisions or make any other provision provided that such cure, correction, supplement or provision does not materially adversely affect the interests of the holders of any junior subordinated debt securities, and for certain other specified purposes.

We and the trustees, with the consent of the holders of at least a majority in aggregate principal amount of the junior subordinated debt securities of a series that are affected by the modification, may modify the applicable junior subordinated indenture or any supplemental indenture affecting that series or the rights of the holders of such junior subordinated debt securities. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

(1)	change the date on which principal of or interest on such securities is due and payable;

(2)	reduce the rate of interest on such securities;

(3)	reduce the principal amount of such securities or the premium, if any, on such securities;

(4)	change the place any principal, premium or interest is payable;

(5)	change the currency in which any such securities or any interest thereon are payable; or

(6)	impair the right of holders of trust preferred securities to take direct action against us as described under “Description of the Trust Preferred Securities—Declaration Defaults.”

In addition, a junior subordinated indenture may not be amended without the consent of each holder of junior subordinated debt securities affected thereby to modify the subordination of the junior subordinated debt securities issued under that junior subordinated indenture in a manner adverse to the holders of the junior subordinated debt securities.

Satisfaction and Discharge

A junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under such junior subordinated indenture when all junior subordinated debt securities issued under such indenture not previously delivered to the indenture trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their final maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, subject to prior approval of the Federal Reserve, if required, we have deposited with the indenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debt securities of that series and any other amounts payable under the junior subordinated indenture, and we have provided the indenture trustee with an officer’s certificate and opinion of counsel stating that the applicable terms of the junior subordinated indenture have been complied with.

Book-Entry and Settlement

Unless stated otherwise in the applicable prospectus supplement, if junior subordinated debt securities are distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of a trust as a result of the occurrence of a special event, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under certain limited circumstances described in the applicable prospectus supplement, junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the applicable junior subordinated indenture, of the global security for any purpose under the applicable junior subordinated indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the junior subordinated indenture.

The Depositary

If junior subordinated debt securities are distributed to holders of trust preferred securities in liquidation of such holders’ interests in the applicable trust, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Book-Entry Procedures and Settlement.”

None of the Corporation, any trust, any paying agent or any other agent we may appoint nor the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A global security will be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

•

the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security or has ceased to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and in either case we fail to appoint a successor depositary within 90 days;

•	we, in our sole discretion, determine that such global security shall be so exchangeable; or

•

there shall have occurred and be continuing an indenture event of default and the holders of a majority in principal amount of the outstanding junior subordinated debt securities determine that the global security will be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Information Regarding the Indenture Trustee

The indenture trustee is under no obligation to exercise any of the powers vested in it by any junior subordinated indenture at the request of any holder of the junior subordinated debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

Each junior subordinated indenture will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

Unless stated otherwise in the applicable prospectus supplement, each junior subordinated indenture will provide that we will pay all fees and expenses related to:

(1)	the offering of the junior subordinated debt securities and the corresponding trust securities;

(2)	the organization, maintenance and dissolution of each trust;

(3)	the retention of the trustees; and

(4)	the enforcement by the institutional trustee of the rights of the holders of the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of the general terms that apply to the trust preferred securities guarantees that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust preferred securities, unless specified otherwise in the applicable prospectus supplement. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. We have filed the form of the trust preferred securities guarantee as an exhibit to the registration statement of which this prospectus is a part. Each purchaser should read the applicable trust preferred securities guarantee for additional information before purchasing any trust preferred securities.

References to the “junior subordinated debt securities” owned by a trust means the junior subordinated debt securities issued by us and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the applicable trust preferred securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

(1)	any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available for distributions;

(2)	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

(3)	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities, the redemption of all of the outstanding trust preferred securities of such trust, or certain mergers, amalgamations or consolidations, the lesser of:

(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment to the extent such trust has funds available; and

(b)	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions, except to the extent a trust shall have funds available for such payments and shall have not applied such funds to make required payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on its trust preferred securities and will not have funds available for such payments and under such circumstances payments of such amounts will not be made under the trust preferred securities guarantee. See “—Status of the Trust Preferred Securities Guarantees” below. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated indenture under which the related junior subordinated debt securities are issued and the related declaration of trust, including in each case our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a junior subordinated basis of payments due on the related trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to its common securities to the same extent of the trust preferred securities.

Status of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will be unsecured and will rank subordinate and junior in right of payment to all of our Senior Indebtedness in the same manner as our junior subordinated debt securities as set forth in the applicable junior subordinated indenture.

Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under such guarantee without suing any other person or entity. Each trust preferred securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the corresponding junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the applicable trust preferred securities.

Termination of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will terminate:

(1)	upon full payment of the redemption price of all related trust preferred securities of the applicable trust;

(2)	upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities; or

(3)	upon full payment of the amounts payable in accordance with the applicable declaration of trust upon liquidation of the trust.

A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must repay any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under each trust preferred securities guarantee will occur if we fail to make our required payments or perform any of our other obligations under such trust preferred securities guarantee.

The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to a guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We, as guarantor, will be required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantees.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the applicable trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust preferred securities guarantee at the request of any holder of the related trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

We and or our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

Full and Unconditional Guarantee

Taken together, our obligations under any junior subordinated debt securities, junior subordinated indenture, declaration of trust and guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of any trust’s obligations under its trust preferred securities. If and to the extent that we do not make payments on the junior subordinated debt securities, a trust will not pay distributions or other amounts due on the trust preferred securities. Each guarantee does not cover payment of distributions when a trust does not have sufficient funds to pay such distributions. In such an event, a holder of trust preferred securities may institute an action directly against us to enforce payment of such distributions to such holder after the respective due dates.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

•	the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and common securities;

•

the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders of the trust preferred securities under such trust preferred securities; and

•	each declaration of trust will provide that the applicable trust will not engage in any activity that is not consistent with the limited purpose of such trust.

Notwithstanding anything to the contrary in the applicable junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make thereunder with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the applicable guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

A holder may institute a direct action against us to enforce its rights under a declaration of trust only if a declaration default has occurred and is continuing and is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable.

A default or event of default under any of our Senior Indebtedness will not constitute an indenture event of default. However, in the event of payment defaults under, or acceleration of, our Senior Indebtedness, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the junior subordinated debt securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated debt securities would constitute an indenture event of default, but under the subordination provisions, no payment on the junior subordinated debt securities could be made by us unless holders of our Senior Indebtedness are paid in full. See “Description of Junior Subordinated Debt Securities—Subordination” above.

Limited Purpose of Trust

The trust preferred securities will evidence a beneficial interest in a trust, and such trust will be created for the sole purpose of issuing the trust preferred securities and common securities and investing the proceeds thereof in the junior subordinated debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of junior subordinated debt securities will be that a holder of junior subordinated debt securities will be entitled to receive from us the principal amount of and interest accrued on the junior subordinated debt securities, while a holder of trust preferred securities will be entitled to receive distributions from the trust, including any amounts to be received upon redemption of the trust preferred securities, or amounts received from us under the applicable guarantee, if and to the extent a trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding-up or liquidation of any trust involving the liquidation of the junior subordinated debt securities, the holders of the trust preferred securities of such trust are entitled to receive, out of assets held by the trust after satisfaction of liabilities to creditors of the trust, as provided by applicable law, the liquidation distribution in cash. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Upon our voluntary or involuntary liquidation or bankruptcy, the institutional trustee, as holder of the junior subordinated debt securities, would be our junior subordinated creditor, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any of our common or preferred stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than a trust’s obligations to the holders of the trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

DESCRIPTION OF PREFERRED STOCK

Our Restated Certificate of Incorporation authorizes our Board of Directors, or the Board, to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our Restated Certificate of Incorporation. As of the date of this prospectus, 3,555,199 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A are outstanding. You should refer to the Certificate of Designations for our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which is incorporated by reference herein, for a description of this series of preferred stock.

General

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to the particular series of preferred stock, for provisions that may be important to you. Our Restated Certificate of Incorporation has been filed as an exhibit to the registration statement of which this prospectus is a part. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

•	whether the dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	whether we have elected to offer depositary shares, as described below;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for common stock or other securities; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books of the Corporation or, if applicable, the records of the depositary referred to under “Description of Depositary Shares,” on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or noncumulative. The Corporation’s ability to pay dividends on the preferred stock depends on the ability of COBNA and CONA to pay dividends to the Corporation. The ability of the Corporation, COBNA and CONA to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve Board.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless we have paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Because the Corporation is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including COBNA and CONA, upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities, including:

•	the number of shares of common stock or other securities into which the shares of preferred stock are convertible or for which the shares of preferred stock may be exchanged;

•	the conversion price or exchange price or manner of calculation;

•	the conversion period or exchange period;

•	provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, if applicable;

•	any events requiring an adjustment of the conversion price or exchange price; and

•	provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general terms and provisions of depositary shares and depositary receipts. The particular terms of any depositary shares and any depositary receipts we offer will be described in the related prospectus supplement. You should read the particular terms of any depositary shares and depositary receipts we offer described in the related prospectus supplement, together with any deposit agreement relating to a particular series of preferred stock for provisions that may be important to you. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which we will file with the SEC.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock as described in the applicable prospectus supplements.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or ratably or by any other equitable method as we may decide.

DESCRIPTION OF COMMON STOCK

The Corporation is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of March 31, 2009, 442,540,141 shares were issued. The common stock is traded on the New York Stock Exchange under the symbol “COF.” All outstanding shares of common stock are and will be fully paid and nonassessable.

The following summary is not complete, and you should refer to the applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation and Restated Bylaws for additional information. See “Where You Can Find More Information.”

Voting and Other Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the Restated Certificate of Incorporation or the Restated Bylaws, a majority of the votes cast is required for all actions to be taken by stockholders. Directors in uncontested elections shall be elected by a majority of votes cast; however, in contested elections, a plurality standard shall apply. Stockholders do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the shares voting in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

Distribution

Common stock dividends are subject to preferences, if any, on any outstanding shares of preferred stock. Dividends must be declared by the Board out of legally available funds. If we liquidate, dissolve or wind up our affairs, common stockholders are entitled to share proportionately in the assets available for distribution to common stockholders.

Anti-Takeover Provisions of the Restated Certificate of Incorporation and Restated Bylaws

Certain provisions in our Restated Certificate of Incorporation and Restated Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. The Restated Certificate of Incorporation and Restated Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

Classified Board of Directors. Our Board, other than directors elected by any series of preferred stock, is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The class of directors elected at each annual meeting is elected for a three-year term. Some practical effects of these classification provisions are the following:

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It will take at least two annual meetings of stockholders, instead of one, to elect a majority of the Board. This delay ensures that our directors, if confronted by a stockholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal and any available alternatives before they act in what they believe to be the best interests of the stockholders. However, even if a change in the composition of the Board would be beneficial to us and our stockholders, it will take at least two annual meetings of stockholders to make this change.

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A classified Board may discourage third-party proxy contests, tender offers or attempts to obtain control of the Corporation. This will happen even if an attempt might be beneficial to us and our stockholders. Therefore, there is an increased likelihood that incumbent directors will retain their positions.

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A classified Board discourages accumulations of large blocks of our stock by purchasers whose objective is to take control of the Board. This could reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of stock. Stockholders therefore might not have opportunities to sell their shares of common stock at the higher market price that an accumulation of stock could create.

Number of Directors; Removal; Filling Vacancies. Generally, our Board must consist of between three and seventeen directors, and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office. Therefore, unless the Restated Bylaws are amended, the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder’s own nominees.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Our Restated Certificate of Incorporation and Restated Bylaws provide that, subject to the rights of holders of preferred stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all of the then-outstanding shares of stock entitled to vote generally in the election of directors.

No Stockholder Action by Written Consent; Special Meetings. Stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent. Under circumstances described in the Restated Bylaws, special meetings of stockholders can be called by the Chairman of the Board or by the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting.

The provisions prohibiting stockholder action by written consent and prohibiting stockholders from calling a special meeting could delay consideration of a stockholder proposal until our next annual meeting. This would prevent the holders of our stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder cannot force stockholder consideration of a proposal over the opposition of the Chairman and the Board by calling a special meeting of stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chairman, the Board or a stockholder who has given proper notice. A stockholder’s notice to us proposing to nominate a person for election as a director must also contain certain information described in the Restated Bylaws. You should refer to our Restated Bylaws for more information, including the process and timing requirements for a stockholder notice.

Some of the effects of the provisions described above and in the Restated Bylaws include:

•	the Board will have a longer period to consider the qualifications of the proposed nominees and, if deemed necessary or desirable, to inform stockholders about the qualifications;

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there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any business proposed to be conducted at the meetings, including any Board recommendations; and

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contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Business Combinations. Certain mergers, share exchanges or sales of our assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least 75% of our voting stock, voting together as a single class, including 75% of our voting stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Restated Certificate of Incorporation requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise. This affirmative vote is not required in two situations. First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that our stockholders receive a “fair price” for their common stock are satisfied. Our Restated Certificate of Incorporation defines an interested stockholder as any person, other than us or any of our subsidiaries, who or which:

•	itself or along with its affiliates beneficially owns, directly or indirectly, more than 5% of the then outstanding voting stock;

•

is an affiliate of us and at any time within the two-year period immediately prior to the date in question itself or along with its affiliates beneficially owned, directly or indirectly, 5% or more of the then-outstanding voting stock; or

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owns any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non-public transaction or series of non-public transactions.

Liability of Directors; Indemnification. A director generally will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	paying a dividend or approving a stock repurchase in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

We indemnify our officers and directors against lawsuits by third parties to the fullest extent of the law. We may agree with any person to provide an indemnification greater than or different from the indemnification provided by the Restated Certificate of Incorporation.

Amendments. The Restated Certificate of Incorporation generally may be amended with a majority vote of the stockholders, but some provisions, including some of the provisions discussed above, can only be amended with an affirmative vote of the holders at least 80% of the then-outstanding voting stock. The Restated Bylaws generally may be amended by the Board or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 80% of the then outstanding voting stock is required. These 80% vote requirements prevent a stockholder with only a majority of the common stock from circumventing the requirements of the Restated Bylaws or certain provisions of the Restated Certificate of Incorporation by simply amending or repealing them.

Anti-Takeover Legislation

We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any “interested stockholder” for three years after the time that the stockholder became an interested stockholder unless the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our Restated Certificate of Incorporation and Restated Bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the Board, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully above.

Dividend Reinvestment Plan

Our dividend reinvestment and stock purchase plan (as amended and supplemented, the “DRIP Program”) provides stockholders with the opportunity to purchase additional shares of our common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to a minimum monthly limit of $50 and a maximum monthly limit of $10,000. Optional cash investments in excess of $10,000 may be made only with our express permission, and, in our sole discretion, we may grant a discount for such optional cash investments (from 0% to 5%). We use proceeds from the DRIP Program for general corporate purposes.

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from holders, at a future date a number of:

•	our debt securities, preferred stock or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of the items specified above may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as parts of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of common stock or preferred stock and debt securities or debt obligations of third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we may require.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, the items specified above, and the nature and amount of each of those items or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not;

•

whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, such currencies or such commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each purchase contract agreement and, if applicable, collateral arrangements relating to such purchase contracts. An investment in purchase contracts may involve special risks, including risks associated with indexed securities or currency related risks if the purchase contract or the related security is linked to an index or is payable in or linked to a non-U.S.-dollar currency.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock of the Corporation. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement. You should read the particular terms of any warrants we offer described in the related prospectus supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	the designation and terms of the preferred stock or common stock, or of the preferred stock underlying any depositary shares, purchasable upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

THE TRUSTS

The following description summarizes the formation, purposes and material terms of each trust. See “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Debt Securities” and “Description of the Trust Preferred Securities Guarantees” for more information on the following:

•	the trust preferred securities to be issued by each trust;

•	the junior subordinated debt securities to be issued by us to each trust and the applicable junior subordinated indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the trust preferred securities; and

•	the relationship among the trust preferred securities, the corresponding junior subordinated debt securities and the guarantees.

Each trust is a statutory trust created under Delaware law pursuant to:

•	a declaration of trust executed by us, as sponsor of such trust, and the Delaware trustee, the institutional trustee and the administrative trustees of such trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust may use this prospectus and the applicable prospectus supplement to offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable trust, which we call “trust preferred securities.” In addition to trust preferred securities offered to the public, each trust will sell common securities representing common beneficial interests in such trust to us and we call these securities “common securities.” All of the common securities of each trust will be owned by us. The common securities and the trust preferred securities are also referred to together as the “trust securities.”

Before trust securities are issued, the original declaration of trust for the relevant trust will be amended and restated in its entirety substantially in the form filed (or to be filed) with the registration statement of which this prospectus forms a part. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of those trust securities to acquire corresponding junior subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

Each trust will own only the applicable series of corresponding junior subordinated debt securities. The payment terms of the corresponding junior subordinated debt securities will be substantially the same as the terms of that trust’s trust preferred securities. The only source of funds for each trust will be the payments it receives from us on the corresponding junior subordinated debt securities. Each trust will use these funds to make any cash payments due to holders of its trust preferred securities.

The common securities of a trust will rank equally, and payments on them will be made pro rata, with the trust preferred securities of that trust, except that upon the occurrence and continuance of an event of default under a declaration of trust of such trust resulting from an event of default under the applicable junior subordinated indenture, our rights, as holder of the common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the trust preferred securities of that trust. See “Description of the Trust Preferred Securities—Ranking of Common Securities.” We

will acquire common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each trust. The prospectus supplement relating to any trust preferred securities will contain the details of the cash distributions to be made periodically.

Under certain circumstances, we may redeem the corresponding junior subordinated debt securities that we sold to a trust. If this happens, such trust will redeem a like amount of the trust preferred securities that it sold to the public and the common securities that it sold to us.

Under certain circumstances, we may dissolve a trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the related trust preferred securities. If this happens, owners of such trust preferred securities will no longer have any interest in such trust and will own only the corresponding junior subordinated debt securities we issued to the trust.

Unless otherwise specified in the applicable prospectus supplement:

•	each trust’s business and affairs will be conducted by its trustees;

•	the trustees for each trust will be appointed by us as holder of the common securities;

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the trustees for each trust will be The Bank of New York Mellon Trust Company, N.A., as institutional trustee, BNY Mellon Trust of Delaware, as Delaware trustee and the administrative trustees, who will be employees or officers of the Corporation or an affiliate of ours. The Bank of New York Mellon Trust Company, N.A., as institutional trustee, will act as sole indenture trustee under each declaration of trust and will act as trustee under the guarantees for purposes of compliance with the Trust Indenture Act. The Bank of New York Mellon will also act as trustee under the applicable junior subordinated indenture;

•

if an event of default under the declaration of trust for a trust has occurred and is continuing, the holders of a majority in liquidation amount of the related trust preferred securities will be entitled to appoint, remove or replace the institutional trustee and/or the Delaware trustee for such trust;

•	under all circumstances, only the holder of the common securities has the right to vote for, appoint, remove or replace the administrative trustees;

•	the duties and obligations of each trustee are governed by the applicable declaration of trust; and

•

we will pay all fees and expenses related to each trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

The principal executive office of each trust is located at 1680 Capital One Drive, McLean, Virginia 22102, and the telephone number for each trust is (703) 720-1000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, each series of debt securities or trust preferred securities will be book-entry securities. All book-entry securities of the same issue initially will be represented by one or more fully registered global securities without interest coupons. Each global security will be deposited upon issuance with, or on behalf of, The Depository Trust Company, as depositary (“DTC”), and will be registered in the name of DTC or a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will thus be the only registered holder of these debt securities or trust preferred securities and will be considered the sole owner of the securities for purposes of the senior or subordinated indenture or the applicable declaration of trust.

Global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

DTC has also advised us that, upon the issuance of the global securities evidencing a series of debt securities or trust preferred securities, it will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities that are participants may hold their interests therein directly through DTC. Investors in the global securities that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered holder of such global security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the debt securities or trust preferred securities represented by such global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities or trust preferred securities represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities or trust preferred securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the applicable indenture or declaration of trust. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture or declaration of trust. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the global securities desires to give any consent or take any action under the applicable indenture or declaration of trust, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, payment of principal and interest on such debt securities or of distributions on trust preferred securities that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global securities representing the debt securities or trust preferred securities. Under the terms of the indenture, DTC and the trustee will treat the persons in whose names the debt securities or trust preferred securities, including the global securities, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any indenture trustee, nor any agent of us or any such person will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of principal or interest in respect of the global securities, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global securities held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any indenture trustee, nor any agent of us or of any such person. Neither we nor any such person or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the debt securities or trust preferred securities, and we and any such person or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder debt securities only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction.

Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related debt securities or trust preferred securities in certificated form and will not be considered the holders of the related debt securities or trust preferred securities for any purpose under the applicable indenture or declaration of trust, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable indenture or declaration of trust. However, if there is an event of default under the debt securities, DTC reserves the right to exchange the global securities for debt securities in certificated form, and to distribute such debt securities to the participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any indenture trustee, nor any agent of us or of any such person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

CERTAIN LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon certain legal matters in connection with the securities and Richards, Layton & Finger, P.A. will pass upon certain legal matters in connection with Delaware law. Gibson, Dunn & Crutcher LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future. Morrison & Foerster LLP will pass upon certain legal matters for the underwriters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Capital One Financial Corporation

$250,000,000 Floating Rate Senior Notes Due 2014

$750,000,000  2.125% Senior Notes Due 2014

$750,000,000  3.150% Senior Notes Due 2016

$1,250,000,000  4.750% Senior Notes Due 2021

PROSPECTUS SUPPLEMENT

July 14, 2011

Joint Bookrunners

Barclays Capital

Citi

Morgan Stanley

Credit Suisse

Goldman, Sachs & Co.

RBS

Wells Fargo Securities

Co-Managers

Ramirez & Co., Inc.

Sandler O’Neill + Partners, L.P.

Siebert Capital Markets

The Williams Capital Group, L.P.